As filed with the Securities and Exchange Commission on August 20, 2019

Registration No. 333-232988

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)

Delaware	2834	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Connell Drive, Suite 4000
Berkeley Heights, NJ 07922
(800) 208-3343
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Frank Bedu-Addo, Ph.D.
President and Chief Executive Officer
PDS Biotechnology Corporation
300 Connell Drive, Suite 4000
Berkeley Heights, NJ 07922
(800) 208-3343
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Fahd Riaz, Esq.
Emilio Ragosa, Esq.
DLA Piper LLP (US)
One Liberty Place
1650 Market Street, Suite 5000
Philadelphia, Pennsylvania 19103
(215) 656-3316

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00033 per share	3,572,876	(1)	$6.41	(2)	$22,902,135.16	$2,775.74	(3)

(1)	Represents 100,654 shares of common stock currently outstanding and 3,472,222 shares of common stock that are issuable pursuant to a common stock purchase agreement with the selling stockholder named herein. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.
(2)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, calculated on the basis of the average high and low prices per share of the registrant’s common stock reported on The Nasdaq Capital Market on August 16, 2019.
(3)	$2,762.75 has been previously paid by the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholder is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PROSPECTUS, SUBJECT TO COMPLETION, DATED AUGUST 20, 2019

3,572,876 Common Stock

This prospectus relates to the sale of up to 3,572,876 shares of our common stock by Aspire Capital Fund, LLC, or Aspire Capital. Aspire Capital is also referred to in this prospectus as the selling stockholder. The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive proceeds of up to $20.0 million from the sale of our common stock to the selling stockholder, pursuant to a common stock purchase agreement entered into with the selling stockholder on July 29, 2019, once the registration statement, of which this prospectus is a part, is declared effective.

The selling stockholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended. We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “PDSB.” On August 19, the last reported sale price per share of our common stock was $6.45 per share.

You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ,          2019.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our common stock.

Neither we nor the selling stockholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder is offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

i

SUMMARY

This summary highlights certain information about us, this offering and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in the prospectus, including “Risk Factors” and the financial statements and related notes. Unless we specify otherwise, all references in this prospectus to “PDS,” “we,” “our,” “us” and “our company” refer to PDS Biotechnology Corporation and our subsidiaries.

Company Overview

We are a clinical-stage biopharmaceutical company developing multi-dimensional cancer immunotherapies that are designed to overcome the limitations of the current approaches. PDS owns the Versamune®, T-cell activating platform, a proprietary multi-functional immunotherapy technology, which has been developed to encompass the attributes of the most successful immunotherapy approaches, such as checkpoint inhibitors, CAR-T cells and live-vector based vaccines, etc., while also overcoming their shortcomings.

It is well documented that the most critical attribute of an effective cancer immunotherapy is the induction of high levels of active antigen-specific CD8+ (killer) T-cells. Priming adequate levels of active CD8+ T-cells in-vivo continues to be a major obstacle facing immunotherapy. PDS0101 in its first human clinical trial confirmed the impressive preclinical study results and demonstrated the unique in-vivo induction of high levels of active HPV-specific CD8+ T-cells in humans.

We believe that the Versamune® platform has the potential to rapidly become an industry-leading immuno-oncology technology and is currently being applied to the development of a robust pipeline of valuable “new-generation, multi-functional” immunotherapies, both as single agents and as part of combination therapies with other leading immuno-oncology technologies. We expect substantial value accretion as its development-stage products successfully progress through upcoming human Phase 2B and Phase 2/3 clinical trials.

The unique combination of high potency and excellent safety of the Versamune® platform observed in preclinical studies appears to be corroborated in a successfully completed 12-patient Phase 1-phase 2A clinical trial. The Phase 2A human trial immune responses mirrored the strong reported T-cell responses seen in preclinical studies, which led to superior anti-tumor regression efficacy in pre-clinical head-to-head studies with leading clinical development-stage technologies. Superior anti-tumor response of PDS0101 monotherapy versus combinations of top competitors e.g. cancer vaccines + checkpoint inhibitors or chemotherapy was also demonstrated in preclinical studies.

Since our inception in 2005, we have devoted substantially all of our resources to developing our Versamune® platform, advancing preclinical programs, conducting clinical trials, manufacturing PDS0101 for clinical trials, and providing general and administrative support. We have funded our operations primarily from the issuance of common stock. We have not generated any product revenue.

We acquired an in-process research and development asset relating to Edge’s (as defined below) NEWTON 2 trials. Following the discontinuation of the NEWTON 2 trial for EG-1962, Edge had ceased all research and development efforts related to EG-1962 and suspended efforts on other legacy Edge product candidates. We are currently seeking partners to continue the development of these product candidates and pursue them to commercialization.

Our current product candidate pipeline is summarized in the table below:

*	Funded studies

Corporate Information

We currently operate the existing business of Private PDS (as defined below) as a publicly traded company under the name PDS Biotechnology Corporation. We were incorporated as Edge Therapeutics, Inc., or Edge, on January 22, 2009. Upon closing of the Merger (as defined below), we discontinued Edge’s prior business and acquired the business of PDS Biotechnology Corporation, a privately held Delaware corporation, which we refer to as Private PDS, which is a clinical-stage biopharmaceutical company developing multi-functional cancer immunotherapies that are designed to overcome the limitations of the current approaches.

On March 15, 2019, we completed our previously disclosed reverse merger with Private PDS, which we refer to as the Merger, pursuant to and in accordance with the terms of the Agreement and Plan of Merger, dated as of November 23, 2018, as amended on January 24, 2019, by and among Edge, Echos Merger Sub, a wholly-owned subsidiary of Edge, which we refer to as Merger Sub, and Private PDS, whereby Private PDS merged with and into Merger Sub, with Private PDS surviving as our wholly-owned subsidiary. In connection with and immediately following completion of the Merger, we effected a 1-for-20 reverse stock split, or the Reverse Stock Split, and changed our corporate name from Edge Therapeutics, Inc. to PDS Biotechnology Corporation, and Private PDS changed its name to PDS Operating Corporation. All of the outstanding stock of Private PDS was converted into shares of our common stock or canceled upon closing of the Merger. Unless otherwise stated, all share and per share numbers in this prospectus give retroactive effort to both the Merger and the Reverse Stock Split. Additionally, references to agreements with PDS include agreements with PDS and Private PDS that were assumed by PDS Operating Corporation as a result of the Merger.

Our principal executive offices are located 300 Connell Drive, Suite 4000, Berkeley Heights, NJ 07922, and our telephone number is (800) 208-3343.

Information concerning our business and our prospects is included in the documents that we file with the SEC as a reporting company under the Exchange Act, which are accessible at www.sec.gov, and on our website at www.pdsbiotech.com. The information contained on, or that can be accessed through, our website is not a part of this registration statement. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this registration statement solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise generally applicable to public companies. These provisions include:

•	requirement for only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;
•	reduced disclosure about our executive compensation arrangements; and
•	no requirements for non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions for up to five years from the date of Edge’s initial public offering in October 2015 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced reporting requirements and other burdens. We have taken advantage of some reduced reporting burdens in this prospectus and the documents incorporated by reference herein. Accordingly, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold equity interests.

The Offering

Common stock being offered by the selling stockholder
3,572,876 shares
Common stock outstanding
5,177,487 (as of July 29, 2019) (excluding the Commitment Shares defined below)
Use of proceeds
The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive up to $20.0 million in proceeds from the sale of our common stock to the selling stockholder under the common stock purchase agreement described below. Any proceeds from the selling stockholder that we receive under the purchase agreement are expected be used for working capital and general corporate purposes.
Nasdaq Symbol
PDSB
Risk Factors
Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

On July 29, 2019, we entered into a common stock purchase agreement, or the Purchase Agreement, with Aspire Capital Fund, LLC, an Illinois limited liability company, which we refer to as Aspire Capital or alternately as the selling stockholder, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $20.0 million of our shares of common stock over the approximately 30-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 100,654 shares of our common stock as a commitment fee (referred to in this prospectus as the Commitment Shares). Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital, or the Registration Rights Agreement, in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act of 1933, as amended, or the Securities Act, the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

As of July 29, 2019, there were 5,177,487 shares of our common stock outstanding (3,044,366 shares held by non-affiliates) excluding the 3,572,876 shares offered that have been issued or may be issuable to Aspire Capital pursuant to the Purchase Agreement. If all of such 3,572,876 shares of our common stock offered hereby were issued and outstanding as of the date hereof, such shares would represent 40.8% of the total common stock outstanding or 54% of the non-affiliate shares of common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

The aggregate number of shares that we may issue to Aspire Capital under the Purchase Agreement, including the Commitment Shares, may in no case exceed 1,034,979 shares of our common stock (which is equal to 19.99% of the common stock outstanding on the date of the Purchase Agreement) unless (i) shareholder approval is obtained to issue more, in which case this 1,034,979 share limitation will not apply, or (ii) shareholder approval has not been obtained and at any time the 1,034,979 share limitation is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the Commitment Shares) is equal to or greater than $5.76 so long as such issuance would not violate the rules or regulations of Nasdaq, referred to as the Minimum Price, a price equal to the consolidated closing bid price of our common stock on the date of the execution of the Purchase Agreement; provided that at no one point in time shall Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our common stock.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 3,572,876 shares of our common stock under the Securities Act, which includes the 100,654 Commitment Shares that have already been issued to Aspire Capital and 3,472,222 shares of common stock which we may issue to Aspire Capital after this registration statement is declared effective under the Securities Act. All 3,572,876 shares of common stock are being offered pursuant to this prospectus.

After the Securities and Exchange Commission has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our common stock exceeds $0.50, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, or Purchase Notice, directing Aspire Capital (as principal) to purchase up to 100,000 shares of our common stock per trading day, up to $20.0 million of our common stock in the aggregate at a per share price, or the Purchase Price, calculated by reference to the prevailing market price of our common stock (as more specifically described below).

In addition, on any date on which we submit a Purchase Notice for 100,000 shares to Aspire Capital, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice, or VWAP Purchase Notice, directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on Nasdaq on the next trading day, or the VWAP Purchase Date, subject to a maximum number of shares we may determine, or the VWAP Purchase Share Volume Maximum, and a minimum trading price, or the VWAP Minimum Price Threshold (as more specifically described below). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice, which we refer to as the VWAP Purchase Price, is calculated by reference to the prevailing market price of our common stock (as more specifically described below).

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than $0.50 per share, or the Floor Price. Aside from the Floor Price, the respective prices and share numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Aspire Capital may not assign its rights or obligations under the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

RISK FACTORS

You should carefully consider the following information about risks, together with the other information contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2019, our subsequent Quarterly Reports on Form 10-Q and elsewhere in this prospectus, before making an investment in our common stock. If any of the circumstances or events described below actually arises or occurs, our business, results of operations, cash flows and financial condition could be harmed. In any such case, the market price of our common stock could decline, and you may lose all or part of your investment. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, operations, results of operations, financial condition and prospects.

Risks Related to this Offering

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

The extent to which we utilize the Purchase Agreement with Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, the volume of trading in our common stock and the extent to which we are able to secure funds from other sources. The number of shares that we may sell to Aspire Capital under the Purchase Agreement on any given day and during the term of the agreement is limited. See “The Aspire Capital Transaction” section of this prospectus for additional information. Additionally, we and Aspire Capital may not effect any sales of shares of our common stock under the Purchase Agreement during the continuance of an event of default or on any trading day that the closing sale price of our common stock is less than $0.50 per share. Even if we are able to access the full $20.0 million under the Purchase Agreement, we will still need additional capital to fully implement our business, operating and development plans.

The sale of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline.

We are registering for sale the Commitment Shares that we have issued and 3,472,222 shares that we may sell to Aspire Capital under the Purchase Agreement. It is anticipated that shares registered in this offering will be sold over a period of up to approximately thirty months from the date of this prospectus. The number of shares ultimately offered for sale by Aspire Capital under this prospectus is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending on a variety of factors, including market liquidity of our common stock, the sale of shares under the Purchase Agreement may cause the trading price of our common stock to decline.

Aspire Capital may ultimately purchase all, some or none of the $20.0 million of common stock that, together with the Commitment Shares, is the subject of this prospectus. Aspire Capital may sell all, some or none of our shares that it holds or comes to hold under the Purchase Agreement. Sales by Aspire Capital of shares acquired pursuant to the Purchase Agreement under the registration statement, of which this prospectus is a part, may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by Aspire Capital in this offering, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire. However, we have the right under the Purchase Agreement to control the timing and amount of sales of our shares to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Our eighth amended and restated certificate of incorporation, as amended, provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our eighth amended and restated certificate of incorporation, as amended, provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum, to the fullest extent permitted by law, for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (c) any action asserting a claim arising pursuant to the DGCL, our eighth amended and restated certificate of incorporation, as amended, or our second amended and restated bylaws; or (d) any action asserting a claim against us governed by the internal affairs doctrine. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

If a court were to find the choice of forum provision contained in our eighth amended and restated certificate of incorporation, as amended, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which are included elsewhere in this prospectus or otherwise incorporated by reference into this prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

You should read this prospectus, the documents that we reference and incorporate by reference in this prospectus and the documents we have filed as exhibits to the registration statement and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

BUSINESS

Overview

PDS is a clinical-stage biotechnology company that seeks to develop and commercialize multi-functional cancer immunotherapy products that we believe will overcome limitations of immuno-oncology products and technologies that are currently on the market or in development.

Our mission is to apply the Versamune® platform, our proprietary and versatile immunotherapy technology, to develop a new generation of immuno-oncology products that are effective and safe across a broad range of cancer types. Our current development pipeline of cancer immunotherapy products is based on the Versamune® platform, and can potentially be used both as monotherapies in early-stage disease and as a component of combination products with other leading technologies to provide effective treatment across a range of cancer types, including Human Papillomavirus (HPV)-based cancers, melanoma, colorectal, lung, breast and prostate cancers.

We seek to maintain high barriers to entry around our product candidates and the markets in which they are utilized by using a multiple layered approach to our patents, patent applications, and substantial know-how and trade secrets related to the Versamune® platform. As of July 2019, we hold four (4) U.S. patents with granted claims directed to our platform technology, ten (10) pending U.S. patent applications, twenty (20) issued foreign patents and thirty-three (33) pending foreign patent applications.

In preclinical studies, PDS has validated Versamune®’s novel multi-functional mechanism, which suggests a unique ability to induce high levels of tumor-targeting killer T-cells (CD8+) in vivo. We believe this apparent ability to overcome one of the most critical limitations of other immunotherapy technologies has been demonstrated in PDS’s Phase 1/2a human clinical trial as described further below.

Key elements of PDS’s clinical and commercial execution strategy are as follows:

1.	Rapidly develop our lead product candidate, PDS0101, as monotherapy as a first line therapy for Cervical Intraepithelial Neoplasia (CIN2/3), and secondly in combination with Keytruda® as first line treatment of recurrent or metastatic head and neck cancer;
2.	Validate our versatile immunotherapy technology, Versamune®, by continuing development of the PDS0102, 0103, and 0104 programs in colorectal, melanoma, breast, lung, and prostate cancers;
3.	Commercialize our wholly-owned product candidates, including PDS0101, if approved, through a targeted sales force in the United States, Canada and Europe and with potential strategic partnerships outside of these regions; and
4.	Continue to seek to maintain high barriers to entry around our product candidates and the markets in which they are utilized by using our patents and know how around our Versamune® platform technology.

Cancer Immunotherapy

In the field of cancer immunotherapy, a well-documented and significant unmet need is the ability of therapies to safely induce in vivo an adequate number of highly active/polyfunctional CD8+ T-cells, coupled with the altering of the tumor microenvironment in order to limit its immune tolerance, in order to facilitate efficient tumor cell killing. Our data to date suggests that the Versamune® platform effectively promotes both of these critical immunotherapy characteristics, leading to strong antigen-specific CD8+ T-cell induction in a human clinical trial.

One of the most active areas of clinical testing in the field of cancer immunotherapy today is combining checkpoint inhibitors with other anti-cancer agents, with the goal of synergistic clinical efficacy compared with that of individual products. We believe that next generation of combination immunotherapy agents, especially those including both checkpoint inhibitors and a second therapeutic agent, will need to have at least the following characteristics to achieve clinical and commercial success:

1.	In vivo induction of high levels of tumor infiltrating CD8+ T-cells;
2.	Further alteration of the tumor microenvironment through activation of complimentary immunological mechanisms; and
3.	Lack of substantially higher combined toxicity than either component alone, in order to contribute a viable clinical application to cancer patients.

Most immunotherapies work by training or priming our T-cells to recognize specific disease-related proteins (cancer, bacterial or viral) displayed or expressed by diseased cells. The ultimate goal of immunotherapy treatment is to harness the power of the immune system to target and kill specific diseased cells, and thereby cure the underlying disease.

Immunotherapies have recently been recognized as having significant potential to treat a broad range of cancers and infectious diseases. Several cancer immunotherapies have now been approved by the FDA, and other promising immunotherapy technologies and products are in various stages of advanced clinical development.

Despite the promise demonstrated by current immunotherapy technologies, these products still face significant hurdles to achieving optimal therapeutic value. Some key obstacles faced by the current technologies are the following:

Antigen Uptake by Dendritic Cells: Antigens are particular proteins recognizable by the immune system that are uniquely or highly expressed/present in tumor cells but not present in normal healthy cells. The first critical step in generating an effective antigen-specific or antigen-targeting T-cell response is efficient uptake of particular antigens by dendritic cells, which are the key antigen presenting cells of the immune system. Proteins and peptides are not naturally highly taken up by dendritic cells, creating obstacles to effective T-cell response in existing immunotherapies. Versamune® has demonstrated the ability to promote antigen uptake by dendritic cells in-vivo.

Antigen Cross-Presentation and Killer (CD8+) T-Cell Priming: Suboptimal ability of the dendritic cells to internalize, process/break-down and present tumor antigens to the T-cells leads to ineffective activation or “priming” of killer T-cells. Dendritic cells are required to take up and process tumor antigens. These processed antigens then have to enter into an internal compartment of the cell, called the cytoplasm. The peptide’s presence in the cytoplasm is necessary to allow smaller processed proteins (peptides) to be presented to killer T-cells via what is known as the Major Histocompatibility Complex (“MHC”) Class I pathway or to helper T-cells via the MHC Class II pathway. This is the process of T-cell priming. Current technologies have presented limited ability to adequately facilitate antigen presentation via the MHC Class I process in vivo, therefore leading sub-optimal killer T-cell priming and then weaker-than-optimal anti-tumor potency. Versamune® has demonstrated the ability to promote antigen processing and presentation via MHC Class I and Class II leading to effective CD8+ and CD4+ T-cell priming respectively (Ghandapudhi et al, J. Immunology, June 15, 2019, 202 (12) 3524-3536). T-cell priming trains the killer T-cells to effectively identify the tumor cells.

Immune Activation: Once T-cell priming has successfully occurred, a subsequent critical step is induction-specific immunological signals, including induction of certain chemokines and cytokines necessary for activation and proliferation of various classes of T-cells. Chemokines and cytokines are each a broad category of small proteins that are crucial for fighting off infections and other immune responses. Versamune® has demonstrated the ability to specifically activate the important type I interferon signaling pathway, leading to induction of the right phenotype of active CD8+ T-cells with potent killing function (Ghandapudhi et al, J. Immunology, June 15, 2019, 202 (12) 3524-3536).

Overcoming Immune Suppression: A number of immune-suppressive mechanisms and cells naturally exist in humans that can increase in number within tumors. This results in the inhibition or blocking of ability of killer and helper T-cells to identify and kill the tumor cells. This state of immune tolerance must generally be overcome for T-cells to be effective in killing antigen-expressing cancer cells. In preclinical studies, Versamune® was demonstrated to alter the tumor micro-environment, making the tumors more susceptible to attack by T-cells (Ghandapudhi et al, J. Immunology, June 15, 2019, 202 (12) 3524-3536).

Complexity and Costs: The relatively high formulation and manufacturing complexities, as well as related high costs, associated with most commercially available immunotherapies is well documented. For example, live vector-based cancer vaccines and dendritic cell vaccines require complex and expensive processes to enable manufacturing of live agent (virus or bacteria) products. Versamune® is based on synthetic positively charged lipids, which results in a much simpler and less expensive manufacturing process than most other immunotherapy technologies.

Versamune® - A Next Generation Immunotherapy and Cancer Immunotherapy

Based on the shortcomings described above, we believe that a next generation immunotherapy agent that can overcome those limitations is likely to address significant unmet needs. Below is a chart comparing Versamune®, a T-cell activating platform technology, to other cancer immunotherapy approaches. This table presents a general comparison of characteristics as understood and, in each category, PDS expects that there may be exceptions that display different characteristics. This table is not meant to represent every checkpoint inhibitor, cancer vaccine or CAR T-cell therapy, nor is it meant to imply that these are the only classes of immunotherapy. Further, this table does not reflect head-to-head clinical safety and efficacy data between any PDS product candidate and any competitor product candidates or approved products.

*	Based on preclinical toxicology and efficacy studies and Phase 1 clinical data.

Versamune® Platform

Versamune® has been rationally designed and is based on synthetic positively charged (cationic) lipids. The structure of these lipids leads to spontaneous formation of nanoparticles in an aqueous medium. The nanoparticles are sized to promote efficient uptake by the antigen presenting cells of the immune system, the dendritic cells. The nanoparticles are combined with tumor antigens (proteins, peptides, DNA or RNA) and administered by subcutaneous injection.

Figure 1: Versamune nanoparticles

The initial concept for Versamune® was first discovered and developed in 2005 by PDS’s scientific founder, Professor Leaf Huang, at the University of Pittsburgh, School of Medicine. The Versamune® technology is based on the use of immune activating cationic (positively charged) lipids that spontaneously form liposomal nanoparticles in an aqueous medium. Huang, a world-renowned expert in liposome drug delivery and non-viral gene therapy, was familiar with the ability of cationic lipids to effectively deliver DNA into the cytoplasm of cells. PDS’s targeted research and development efforts identified critical structural characteristics of bio-active lipids, and then refined and built upon that initial concept.

PDS’s early development strategy was to assemble an expert team of third-party collaborators, with various and complementary areas of relevant expertise in immunology, molecular biology and tumor biology. This cross-functional team enabled PDS to develop and validate a unique platform encompassing and combining key attributes of the most promising immunotherapies, such as the live vectors and CAR T-cells, while also mitigating some of the most notable clinical shortcomings of those technologies. The resulting Versamune® technology is believed to induce active and potent disease-specific helper and killer T-cells, while simultaneously suppressing the tumor’s defenses, thus becoming a key component in PDS’ product pipeline for further investigation of potential to treat both early and late-stage cancers.

The unique ability of Versamune® to incorporate the critical characteristics described above is due to the following:

1.	The specific design and composition of the nanoparticles results in efficient binding and uptake of nanoparticles by dendritic cells, and leads to rapid internalization into the cell endosomes and destabilization of endosomal membranes, thus releasing contents into the cytoplasm where they can then access the MHC Class I presentation pathway. This allows for effective priming of CD8+ T-cells.
a.	Delivery into the right compartments of the cell leads to effective processing of the antigen and cross presentation of the processed antigen to CD8+ T-cells, therefore overcoming a key limitation of vaccine technologies.
b.	Endosomal destabilization and entry into the cytoplasm allows for presentation of the processed antigen to both CD8+ and CD4+ T-cells (MHC-I and MHC-II). This overcomes a key limitation of current immunotherapy.
2.	The structure of the cationic lipids induces specific activation of the Type I interferon (IFN-1) signaling pathway and the related down-stream cytokines and chemokines. IFN-1 activation is known to be highly important in the activation and proliferation of CD8+ T-cells.
a.	Localized induction of IFN-I at the injection site and within the lymph nodes restricts the cytokine and chemokine induction as well as resulting inflammation to the lymph nodes. Minimal systemic/blood stream inflammation limits toxicity, and the lymph node-localized cytokine induction promotes T-cell potency.
b.	Specific/targeted activation specifically of the IFN-I pathway eliminates the non-specific immune activation induced by the current approaches and leads to induction of the correct/required phenotype of active polyfunctional T-cells that present effective tumor targeting and killing.

PDS Clinical Development Plan

Initially, PDS intends to demonstrate the application of the Versamune® platform’s attributes:

•	By applying PDS0101 as a monotherapy in first-line treatment of High Grade Cervical Intraepithelial Neoplasia (CIN2/3), and
•	By applying PDS0101 as a more effective and safer combination therapy with Keytruda® in recurrent and metastatic head and neck cancer.

With additional financing, we plan to initiate clinical trials with PDS0102 (TARP-expressing cancers, e.g. prostate and breast cancers), PDS0103 (MUC-1 expressing cancers, e.g. colon, breast, lung and ovarian cancers) and PDS0104 (TRP2 expressing cancers, e.g. melanoma).

PDS 0101

We believe PDS0101, our lead product candidate, can, if ultimately approved, fundamentally improve patient outcomes and transform the management of HPV-related pre-cancers and cancers. PDS0101 utilizes Versamune®, PDS’ proprietary and versatile multi-functional platform technology, and also includes various peptides from oncogenic strains of the HPV virus.

PDS0101 in Cervical Intraepithelial Neoplasia (CIN)

HPV-induced cancers, including cervical cancer, are one of the few cancer types with a well-defined pre-cancerous stage. Pre-cancerous lesions are defined as low-grade squamous intraepithelial lesions, including early stage cervical intraepithelial neoplasia (“CIN1”), and high grade squamous intraepithelial lesions, including late-stage cervical intraepithelial neoplasia (“CIN2/3”). There are currently no FDA-approved therapeutic drugs available to treat HPV-induced pre-cancers. High grade dysplasia is treated with various forms of surgery, with the most predominant being the loop electrosurgical excision (“LEEP”) procedure. Low grade dysplasia is not currently treated, primarily due to the potentially debilitating side effects that occur in approximately 15% of surgery patients. Strong association has been found between these surgical treatments of HPV-related lesions and then risk of future infertility or subfertility diagnoses. The procedures have also been associated with an increased risk of cervical stenosis and spontaneous abortion.

The worldwide annual incidence of pre-cancerous cervical intraepithelial neoplasia (“CIN”) is about 1,400,000. The estimated annual incidence of CIN in the United States among females who undergo cervical cancer screening is about four percent for early stage CIN (CIN1), and five percent for late stage CIN (CIN2/3). It is estimated that over 300,000 women in the US are diagnosed annually with CIN2/3. In China, the prevalence of CIN2 is about 1.5% of the general female population and the prevalence of CIN3 is about 1.2% of the female population.

PDS0101 + Keytruda® in HPV-positive recurrent or metastatic head and neck cancer

We have a collaboration agreement with Merck and Co. to combine PDS0101 with Merck’s checkpoint inhibitor, Keytruda®, in a Phase 2 human clinical trial to treat HPV-positive recurrent or metastatic head and neck cancer.

HPV-Positive Head and Neck Cancer Including Oropharyngeal Squamous Cell Carcinoma:

Head and neck cancers have been reported to be increasing in recent years, and have been described as a silent epidemic attributed to HPV infection. A recent study showed the overall prevalence of oral HPV infection to be 11.5% in men and 3.2% in women, or 11 million men and 3.2 million women in the United States. High-risk oral HPV-16 was over three times more common in men. Over 70% of oropharyngeal cancers are estimated to be HPV-associated in developed Western countries. It has been reported that about 90% of the OSCC tumors were positive for HPV-16. The US National Cancer Institute (NCI) estimated that in 2013 about 36,000 people in the US would be diagnosed with OSCC. For 2017 the projections were increased to 49,670 new cases with an estimated 9,700 deaths. The current treatment options are surgery, radiation, chemotherapy or a targeted therapy, including checkpoint inhibitors.

PDS0101 Phase 1/2a Human Clinical Data

PDS completed a Phase 1/2a trial of PDS0101, which was conducted at three sites in the United States. The study was an Open-label Escalating Dose Study to Evaluate the Safety, Tolerability, and Pharmacodynamics of PDS0101 in subjects with Cervical Intraepithelial Neoplasia (CIN) and high-risk Human Papillomavirus (HPV) infections. The study included 3 cohorts of 3 to 6 subjects each, based on a modified “3 + 3” dose-escalation study design.

The study enrolled Cohort 1 and progressed through Cohort 3, with each subsequent cohort receiving a higher dose of PDS0101. Successive cohorts all received a constant dose of the HPV-16 E6 and E7 antigens. Subjects were given three subcutaneous injections of PDS0101, three weeks apart, and blood was drawn 14 days after each injection, as well as 90 days after the last injection. HPV-specific CD8+ T-cells were quantified using both the Interferon- ELISPOT assay (quantities all HPV-specific T-cells) granzyme-b ELISPOT assay (specifically quantifies active HPV-specific CD8+ T-cells). Dosing and dose escalation were based on safety evaluation for determination of potential dose-limiting toxicity (DLT).

A total of 12 subjects were enrolled. We believe the data show a strong induction of active HPV-specific killer T-cells (CD8+) observed with quantifiable amounts of the CD8+ T-cells retrieved from patient blood 14 days after treatment.

Figure 2: CD8+ T-cell data generated by Granzyme-b ELISPOT in the phase 1/2a clinical trial

The CD8+ T-cells results seen in the Phase 1/2a study confirmed preclinical projections of high levels of active granzyme-b inducing, HPV-specific CD8+ T-cells. The results obtained 90 days after the last injection also confirmed preclinical projections of memory T-cell induction. Of note, T-cell responses were independent of patient genetic/HLA sub types.

No dose-limiting toxicities were observed, even at the highest tested dose of 10mg. A dose of approx. 3mg has been selected to move forward into the upcoming PDS0101 Phase 2/3 clinical trials.

Other Development Programs

PDS0102 (TARP-expressing cancers) for the treatment of prostate and breast cancers

Prostate cancer: Based on promising Phase 2 clinical trials run by the NCI using TARP antigens, PDS and the NCI are collaborating to develop a Versamune® platform-based immunotherapy for prostate cancer.

Prostate cancer is the most common non-skin cancer in the United States. Over 30,000 men die from the cancer every year according to the Prostate Cancer Foundation, and over two million Americans currently have prostate cancer. A recent report projects that the prostate cancer market will grow at a compound annual growth rate of 9.5%, from $7.6 billion in 2014 to $13.6 billion by 2021.

PDS0103 (MUC-1 expressing cancers) for the treatment of colorectal, breast, ovarian and lung cancers

PDS0103 is based on novel agonist antigens of the mucin-1 (MUC-1) oncogenic C-terminal region developed by the laboratory of Dr. Jeff Schlom, head of Tumor Biology at the NCI. MUC1 is highly expressed in multiple tumor types and has been shown to be associated with drug resistance and poor prognosis for a range of human tumors. The agonist peptides, compared to the native peptides, more efficiently enhance production of IFN-γ by peptide activated human T cells, and also more efficiently lyse human tumor cell targets in an MHC-restricted manner. It is also known that high avidity T-cells can lyse targets with 1,000-fold lower peptide-MHC complexes. The enhancer agonist epitopes developed induce higher avidity T-cells than self-antigens and has been demonstrated to be a successful strategy to enhance number and avidity of T-cells for MUC-1 directed immunotherapy.

These MUC-1 antigens have been licensed from the NCI for use with Versamune® in ovarian, breast, colorectal and lung cancers.

We believe that an effective and safe immunotherapy targeting solid tumors expressing MUC-1 will gain rapid acceptance as a monotherapy in early-stage disease and initially as a combination therapy in later stage disease.

Colorectal cancer (CRC): Colorectal or colon cancer, includes cancerous growths in the colon, rectum and appendix. It is the third most common form of cancer and the second leading cause of cancer-related death in the Western world. Global Markets estimates the colorectal cancer market to grow at 3% annually from $8.15 billion in 2015 to $11 billion in 2025 in the eight major markets, US, UK, England, France, Italy, Japan, China and Germany. We believe that there is significant market opportunity for immunotherapy, especially in early stage CRC disease where there is a lack of novel treatments outside chemotherapy.

Breast cancer: Breast cancer is a leading cause of cancer-related mortality among women worldwide. IMS Health reports that sales of breast cancer treatments will increase by an average of 5.8% a year in nine major markets, increasing from a value of $9.8 billion in 2013 to $18.2 billion by 2023.

Ovarian cancer: Ovarian cancer is the most common cause of death from gynecological tumors. Nearly 60,000 cases of ovarian cancer are diagnosed in the following seven major markets (the United States, Japan, Germany, France, Italy, the United Kingdom and Spain) each year. The five-year survival rate of ovarian cancer patients remains below 20%. The American Cancer Society reports that in the US about 22,240 women will receive a new diagnosis of ovarian cancer, and about 14,000 women will die from ovarian cancer in 2018. We believe that there is a significant market opportunity for immunotherapy especially in early stage disease where there is a lack of novel treatments outside chemotherapy.

Non-Small Cell Lung Cancer (NSCLC): NSCLC is the leading cause of cancer-related mortality in the major pharmaceutical markets. There is still a clear unmet need in the treatment of NSCLC despite products such as Alimta®, Avastin®, Iressa® and Tarceva®. The NSCLC treatment market is expected to reach $12.2 billion by 2025. Growth is expected to be driven by novel therapies entering the squamous cell carcinoma market segment, which is currently lacking effective treatment, unlike the non-squamous market segment.

PDS 0104 (TRP2 expressing cancers) for the treatment of melanoma

PDS has performed substantial preclinical work in advanced melanoma tumor models where we have observed the ability of PDS0104 to overcome immune suppression and inhibit growth of B16 melanoma tumors (Vasievich et al, Molecular Pharmaceutics, 2012, 9, 2, 261-268). Preclinical studies have also demonstrated a strong synergy between PDS0104 and checkpoint inhibitors, resulting in dramatically improved antitumor response and prolonged survival.

Melanoma is a malignant tumor of the melanocytes. Melanoma is primarily a skin tumor, although it may also occur less frequently in the melanocytes of the eye. It is currently the seventh most common cancer in the US. Melanoma comprises 5% of all skin cancers. The most common causes are exposure to ultra violet radiation from the sun, leading to damage to the DNA of the melanocytes of the skin, family history, an impaired immune system and atypical moles on the body. The American Cancer Society estimated that there will be about 91,270 new cases of melanoma in 2018, and over 9,000 deaths. No effective therapies existed for advanced cancer until the immunotherapy Yervoy® was approved by the FDA in March of 2011.

Versamune-Based Product Candidates

The following table outlines PDS’ pipeline of product candidates:

Commercialization of Product Candidates

PDS retains worldwide rights to all of our product candidates. If our product candidates are approved, we intend to establish targeted commercialization and marketing capabilities for our products in the United States, Canada and Europe by developing a sales force that would focus on academic medical centers and large oncology clinics. For commercialization outside of the United States, Canada and Europe, we generally expect to enter into collaborations with strategic partners.

A Summary of the Current State-of-the-art

Two approaches, dendritic cell vaccines and CAR T-cell immunotherapies, are the two commercial/FDA approved technologies that have presented the best promise to date in addressing other technologies’ inability to effectively present antigens to the dendritic cells inside the body:

Dendritic Cell Vaccines: Dendritic cell vaccines eliminate the need to target and deliver antigens to dendritic cells in-vivo. In these products, immature dendritic cells or monocyte precursors of the patient’s dendritic cells are removed from the patient’s blood and cultured outside the body. The dendritic cells are then treated with tumor antigens, and matured dendritic cells are re-infused into the patient to present the processed antigen material to the patient’s T-cells.

Recent data reported with Provenge®, a prostate cancer vaccine, suggests that its induced immune responses are long-lived, with strong T-cell responses still observed in most surviving patients at two years after treatment. Nevertheless, this approach does not appear to address the immuno-suppressive environment in tumors, or provide immune activation/stimulation necessary to enhance activity of primed T-cells. Importantly, recent studies have demonstrated that antigen uptake and processing is still suboptimal when dendritic cells are treated ex-vivo.

CAR T-Cell Immunotherapy: CAR T-cell immunotherapy is based on manipulating T-cells collected from patients’ own blood. After collection, T-cells are genetically engineered to produce special receptors on their surface called chimeric antigen receptors (“CARs”). CARs are proteins that allow T-cells to recognize a specific protein (antigen) on tumor cells. These engineered CAR T-cells are then grown in the laboratory until they number in the billions. This expanded population of CAR T-cells is then intravenously infused into the patient. After the infusion, the T-cells are expected to multiply in the patient’s body and, with guidance from their engineered receptor, recognize and kill cancer cells that display the antigen on their surfaces. Two CAR-T therapies have been approved to treat large B-cell lymphoma, Kymriah® and Yescarta®, and others are being tested in clinical trials.

CAR T-cell immunotherapy overcomes the need to perform in-vivo antigen processing and uptake by dendritic cells. Recent data in blood cancers have shown promising results with a high rate of complete remissions. These results confirm the ability or importance of killer T-cells in targeting and killing cancerous cells. Nevertheless, this approach does not appear to address the immuno-suppressive environment in solid tumors, and can cause significant side effects. Perhaps the most troublesome side effect is cytokine-release syndrome. The infused T-cells release cytokines, leading to a rapid and large presence in the bloodstream. This can cause dangerously high fevers and precipitous drops in blood pressure. Relatively high cost and complex manufacturing processes for CAR-T therapies may also limit the broader applicability of CAR T-cell immunotherapies in the long run.

Other promising approaches under evaluation in clinical trials are:

Live Vectors: This approach uses live vectors, predominantly live viruses or live bacteria, with added copies of a plasmid that encodes the protein antigen DNA sequence. The protein is then secreted by the virus or bacteria once taken up by the dendritic cells. Studies have shown this approach can result in successful stimulation of T-cells and antibodies.

Antibodies: This approach uses dendritic cell targeting antibodies linked to tumor antigens in order to facilitate dendritic cell uptake of those antigens.

Electroporation: This approach involves generation of electrical pulses through the skin. This technology delivers antigenic DNA into the dendritic cells residing beneath the skin. The protein then has to be secreted by the dendritic cells once the DNA has been successfully delivered. Studies have shown this approach can result in successful stimulation of T-cells and antibodies.

Several of the technologies summarized above have not demonstrated the ability to effectively activate the necessary immunological mechanisms required to induce optimal killer T-cell responses. Additionally, many of these approaches do not activate mechanisms to combat or reduce immuno-suppressive cell populations within tumors. These drawbacks may lead to suboptimal responses, and the need to combine them with other technologies in the long run to improve their clinical responses.

Some efforts to address the immuno-suppressive environment have focused on developing antibodies focused on blocking immune checkpoints. These are known as the checkpoint inhibitors. Checkpoint inhibitors have had the most developmental attention and commercial success to date in the field of cancer immunotherapy. The function of checkpoint inhibitors is to block normal proteins on cancer cells, or the proteins on T-cells that respond to them. The result is to make cancer cells more visible to T-cells. This then helps generate a T-cell assault on the cancer. To date, more than six checkpoint inhibitors have received rapid approval from the U.S. Food and Drug Administration, or FDA. These include ipilimumab (Yervoy®), pembrolizumab (Keytruda®), and nivolumab (Opdivo®).

The development of each of the immunotherapies described below has encountered certain safety concerns:

Adjuvant-Based Cancer Vaccines: Adjuvant-based cancer vaccines appear to be quite well tolerated, with the most commonly reported adverse events being injection site reactions and systemic toxicities. These systemic inflammatory immune responses are sometimes caused by the use of the immune activators, known as adjuvants. Such adjuvants may have the potential to induce high cytokine levels in the blood, which can sometimes lead to severe side effects as a result of cytokine storms.

Cytokine Therapies: Products that administer cytokines present strong potential for high toxicity due to such cytokine storms.

Live Vector-Based Cancer Vaccines: Systemic toxicities have been reported with some live virus and bacteria technologies administered by intravenous infusion. Certain clinical trials have been suspended due to patient deaths suspected, but not confirmed, to have resulted from treatment-related toxicities.

CAR T-Cells: High numbers of infused T-cells can result in extremely high and debilitating systemic inflammation. In some recent clinical studies, patient deaths were reported as a result of high numbers of infused T-cells. These clinical trials were then suspended by the FDA.

Checkpoint Inhibitors: The use of checkpoint inhibitor antibodies to overcome tumor immune suppression is known to present the potential for triggering autoimmune disease.

Versamune® Mechanisms of Action (MOA)

We believe that the Versamune® platform has a multi-functional mechanism of action, or MOA, which is responsible for its strong antigen-specific T-cell activity, that could potentially lead to clinical confirmation of efficacy (Ghandapudhi et al, J. Immunology, June 15, 2019, 202 (12) 3524-3536). PDS continues to further study and validate some of these detailed molecular signaling mechanisms.

The section below summarizes studies that have been performed to confirm the mechanisms by which the Versamune®-based products elicit strong anti-tumor responses apparently without the toxicities typical of current immunotherapy.

Figure 3: Summary of the versatile and multi-functional mechanism of the Versamune® platform that leads to demonstrated anti-tumor activity

Antigen Uptake

The critical first step in the process of effectively priming T-cells is uptake of disease-related antigens in the formulation. Versamune® exploits the well-studied function of dendritic cells to “take up” particulate matter, and no targeting mechanisms are therefore believed to be required to facilitate this uptake. The positive charge of Versamune® leads to enhanced association with negatively charged cell surfaces, resulting in high internalization by the dendritic cells.

To confirm this effective uptake by dendritic cells, a number of in-vivo confirmatory studies were successfully completed:

•	A bio-distribution study in mice demonstrated that, four hours after subcutaneous injection of Versamune®, 80% of dendritic cells in a draining lymph node (where dendritic cells interact with T-cells) had taken up Versamune®. This study also demonstrated that dendritic cells had been effectively activated and matured by Versamune®.
•	Pharmacokinetic and absorption, distribution and excretion studies, in both rats and monkeys, demonstrated an extremely low presence of PDS0101 in the blood circulation (bio-availability 5-6%) after subcutaneous administration. These studies also demonstrated an extremely low presence of PDS0101 in all key organs of the body, with predominant presence in the lymphatic system. These studies confirmed effective uptake of the immunotherapy by the dendritic cells, and a subsequent high presence in the lymphatic system where effective interaction with T-cells can occur.

Example 1: In-vitro studies performed to examine the ability of Versamune® to promote antigen uptake and processing by bone marrow-derived dendritic cells (BMDC):

The protein ovalbumin (OVA) was used as a model antigen. Uptake of OVA into BMDC was visualized using Alexa 647-OVA. BMDC were incubated for various times with Versamune® and Alexa 647-OVA or Alexa 647 OVA alone followed by measurement of Alexa 647-OVA fluorescence by flow cytometry. Although some Alexa 647-OVA uptake was observed in BMDC incubated with Alexa 647-OVA alone, uptake was dramatically enhanced in the presence of Versamune®. Notably, Versamune® facilitated significant uptake within the first 10 minutes and continued throughout the hour (Figure 4).

Presumably, OVA uptake mediated by Versamune® would deliver OVA into acidic endosomes where OVA processing would be expected to occur. To evaluate processing, PDS utilized DQ-OVA, which is a heavily fluorescent OVA that self- quenches in the intact molecule, but fluoresces when degraded. Incubation of BMDC with DQ-OVA and Versamune® resulted in a significant shift to red fluorescence indicative of extensive processing and endosomal accumulation. Incubation of BMDC with DQ-OVA and the potent adjuvant LPS did not result in enhanced processing (Figure 5). Thus, in this study, Versamune® promoted rapid protein uptake and processing in BMDC, presumably in the endosomal compartments.

Figure 4: Versamune® enhances protein uptake by dendritic cells

Bone marrow derived dendritic cells were incubated with Alexa-647 conjugated ovalbumin admixed with sucrose or Versamune® (R-DOTAP) nanoparticles for indicated times and the association of ovalbumin with BMDCs was represented as mean fluorescence intensity.

Figure 5: Versamune® enhances processing of antigen by dendritic cells

Bone marrow derived dendritic cells were incubated with DQ conjugated ovalbumin admixed with sucrose or Versamune® nanoparticles or LPS (1µg/ml) for indicated times and the association of ovalbumin with BMDCs was represented as mean fluorescence intensity.

DQ-Ovalbumin processing at 60 minutes was measured by assessing the fluorescence in the FITC channel (FL1H) and the fluorescence in the PE-channel (FL2H) which represents the ovalbumin processing.

To further examine the ability of Versamune® to influence cross presentation of antigens to killer T-cells (CD8+) by dendritic cells, studies were performed utilizing the B3Z T cell hybridoma, which expresses a T-cell receptor specific for the CD8-specific SL9 peptide of ovalbumin presented by H-2Kb. B3Z cells express a reporter lacZ gene under the control of the nuclear factor of activated T cells (NFAT) promoter providing a rapid and sensitive assay for the processing and presentation of SL9 antigen by dendritic cells. BMDCs were incubated with a long ovalbumin peptide (OVA241-270) containing the SL9 epitope formulated with Versamune® nanoparticles or sucrose buffer for 1hr at 37oC to load the peptide on to BMDCs. Excess peptide was removed by washing and BMDCs were then co-cultured with B3Z cells overnight. The efficiency of SL9 peptide cross presentation by BMDCs was measured using a colorimetric lacZ detection assay. While incubation of BMDC with peptide alone resulted in some cross presentation to B3Z cells, the addition of Versamune® nanoparticles resulted in maximal stimulation with approximately 100-fold less peptide (Figure 6). These results suggested that Versamune® dramatically enhances cross presentation of antigens to CD8+ T-cells.

Figure 6: Versamune® promotes antigen cross-presentation to killer T-cells (CD8+) in-vitro

BMDCs were pulsed for 10 minutes with indicated concentrations of OVA (241-270) peptide admixed with sucrose (green) or Versamune® (red) and co-cultured with B3Z cells overnight and lacZ production by OVA peptide-stimulated B3Z was measured using lacZ colorimetric assay.

Overall the studies summarized in Example 1 demonstrate the ability of Versamune® to potentially overcome a significant limitation of current immunotherapeutic approaches. This critical limitation is the sub-optimal uptake, processing and cross-presentation of antigens resulting in weak induction of tumor-targeting killer T-cells.

Antigen Presentation

One of the most important characteristics of the Versamune®-based lipids is their ability to facilitate entry of antigens into the cytoplasm of dendritic cells, and subsequent efficient presentation to T-cells leading to effective T-cell priming. This characteristic is expected to help the Versamune®-based products overcome one of the most significant obstacles facing the field of cancer immunotherapy.

The use of cationic lipids in cancer and infectious disease immunotherapy has gained significant attention due to the work of Prof. Leaf Huang and the unique properties of these lipid particles in delivering their content effectively into antigen presenting cells such as dendritic cells.

To confirm that Versamune® facilitates antigen presentation to CD8+ (killer) and CD4+ (helper) T-cells via MHC Class I and Class II, respectively, a number of in-vivo and in-vitro confirmatory studies were performed.

Example 2: In-vivo studies to confirm the ability of Versamune® to perform cross presentation to CD8+ T-cells

To directly examine cross presentation in vivo following Versamune® administration with antigen, these studies utilized an adoptive transfer model in which OT-I T-cell receptor (TCR) transgenic T cells specific for the CD8 epitope SL9 of ovalbumin (OVA) used as a model antigen and presented by H-2Kb were labeled with carboxy fluorescein succinimidyl ester (CFSE), a fluorescent cell staining dye and transferred into normal C57BL/6 mice.

Activation and proliferation of OT-1 cells in the adoptive transfer mice requires in-vivo processing of whole OVA into the SL9 epitope and presentation on the H-2Kb MHC class I molecule, i.e. cross presentation. Mice were then injected in the footpad with 1μg of whole OVA admixed with either sucrose or Versamune®. Proliferation of the transgenic T cells in the draining popliteal lymph node was assessed by flow cytometry measuring CFSE dilution in the transgenic T cells.

The draining lymph nodes (DLN) draining the Versamune® + OVA footpads were noticeably enlarged, and this was reflected in an increased total cell number isolated per lymph node. There was also a significant increase in total OT-1, both divided and undivided in the Versamune® + OVA-treated mice compared to OVA alone (Figure 7).

Thus, Versamune® facilitated processing and MHC class I cross presentation of whole protein to CD8+ T cells in the draining lymph node when administered subcutaneously. Similar results were obtained utilizing class-II OVA-specific transgenic T-cells demonstrating that Versamune® facilitated MHC class II presentation of whole protein to CD4+ T cells in the draining lymph node when administered subcutaneously.

Figure 7: Versamune® (R-DOTAP) promotes antigen cross presentation in-vivo leading to superior proliferation of OT-1 CD8+ T-cells

Total number of antigen specific cells in the draining popliteal lymph nodes in each vaccinated mouse were enumerated using hemocytometer and antigen specific CD8 T cell expansion was measured by CFSE dilution assay and total number of OT-1 CD8T cells.

Immune Activation

The ability of certain structurally-specific cationic lipids to act as potent immune activators was first reported by Prof. Leaf Huang. Subsequent studies have identified the fact that the cationic lipids activate (or upregulate) the type I interferon genes. The type I interferon signaling pathway is well documented to be highly important in activation and proliferation of killer T-cells. PDS’s studies have demonstrated that cationic lipids utilize certain pathways to upregulate type I interferons.

To better understand how the cationic lipids induce potent immune activation without the typically observed inflammatory toxic side effects, a number of further studies were performed.

Example 3: Studies to understand the immunological effects of Versamune® and resulting T-cell responses

To examine the immunostimulatory effect of Versamune® in the draining lymph node, mice were injected with Versamune® nanoparticles in the footpad and inflammatory gene expression was monitored in purified CD11c dendritic cells from the draining or non-draining popliteal lymph nodes after 4h or 24h by Nanostring multiplex analysis.

Among the inflammatory genes examined, the strongest genes up-regulated were those involved in the type I interferon pathway. These included IFNα, IFNβ, CXCL10, and Stat 1. No induction of classical NFκB dependent cytokines was observed (Figure 8). This result suggested that Versamune® is capable of inducing type I IFN in dendritic cells.

To directly examine type I IFN production by dendritic cells, BMDC were incubated with Versamune® or LPS as a positive control for 18h and type I IFN was measured in the B16-Blue bioassay. There was a significant dose dependent induction of type I IFN in BMDC by Versamune®.

Tradd
Tnf
Tlr5
Pik3c2g
Nos2
Ltb
Lta
Il7
Il4
Il3
Il23r
Il1b
Il18
Il15
Il10
Ifng
Ifnb1
Ifna1
Hspb2
Hspb1
Hras1
H2-Ea
Cxcl5
Cxcl2
Cxcl10
Cxcl1
Creb1
Cd40lg
Ccr7
Ccl22
Ccl2
C1qa
4h-R-DOTAP
24h-R-DOTAP
LPS
0
5
10
15
20
expression relative to PBS treatment

Figure 8: Versamune® (R-DOTAP) administration induces in-vivo lymph node production of Type I interferons known to be critical for CD8+ T-cell activation.

Mice were injected with Versamune® or sucrose in the foot pad and draining popliteal lymph nodes were harvested from each mouse and CD11c cells from pooled lymph nodes were sort purified. Relative gene expression from sort purified CD11c cells from Versamune® or LPS injected mice were analyzed using Nano string technology.

Cytokine/Chemokine Induction:

In preclinical studies, cytokine and chemokine induction were observed within lymph nodes within 24 hours of a single subcutaneous injection, and persisted for at least 5 days. This is important as cytokines and chemokines are known to be important in the activation and proliferation of T-cells (Figure 9). A separate study performed to evaluate the effect of Versamune® on induction of 20 key cytokines and chemokines demonstrated that, unlike a traditional T-cell activating immunotherapy used as a positive control, that Versamune® injection led to negligible increase in blood cytokine levels above normal baseline levels. This finding was important for 2 reasons:

1.	Localized cytokine induction within the lymph nodes at the site of required T-cell activation could enhance activation of primed T-cells.
2.	Localized induction of cytokines within the lymph node with negligible presence in the blood circulation minimizes potential for systemic toxicities, and improves clinical tolerability of the immunotherapy.

Figure 9: Single subcutaneous injection of PDS0101 leads to sustained and elevated levels of the important CD8+ T-cell activating chemokine CCL2 (MCP-1).

On day 0, mice (n=3) were injected with PDS0101formulation.

On the indicated days, the mice were sacrificed and the draining lymph nodes collected.

The draining lymph nodes were homogenized in 100 μl ELISA buffer (10% FBS in PBS) and then analyzed by ELISA assay.

Activation and Proliferation of T-Cells:

As noted above, Versamune® was demonstrated to induce production of various chemokines in lymph nodes. Chemokines play a major role in selectively recruiting monocytes, neutrophils, and T-cells. It was demonstrated that, within a few hours of administering Versamune®, significant T-cell infiltration into the lymph nodes results.

Administration of Versamune® resulted in a visible increase in draining lymph node (DLN) size of wild type mice and this was due to a steady increase in total cell number over a seven-day period (Figure 10). This increase in total cell number was found to be dependent on the ability of Versamune® to induce type I IFN signaling, as this effect was greatly reduced in IFNαR knock-out mice which are devoid of type I interferons.

Type I IFN is known to inhibit lymphocyte egress from lymphoid organs through the up-regulation of CD69, which in turn, inhibits the sphingosine 1 phosphate receptor required for lymphocyte egress. It has now been demonstrated that administration of Versamune® induces type I IFN in the lymph nodes, which in turn, up-regulates CD69 in T cells and natural killer cells resulting in their accumulation in the lymph nodes. This effect facilitates effective interaction of T-cells with dendritic cells leading to effective priming of T-cells.

When Versamune® is administered together with an antigen, strong T-cell priming to recognize the particular antigen, activation and proliferation is facilitated. Figure 11 shows a comparison of T-cell activation between Versamune® and the potent immune activator GM-CSF, demonstrating higher levels of CD8+ T-cell induction by Versamune®.

Figure 10:	Figure 11:

Versamune® administration induces production of chemoattractant chemokines leading to infusion of T-cells into the draining lymph nodes in-vivo.
B6 mice were injected with Versamune® or sucrose and draining lymph nodes were harvested from each mouse, and enzymatically digested lymph nodes were assessed for the total cell number at indicated times. Total infiltrating T cells are shown.

Versamune® induces high levels of HPV-specific CD8+ T-cells in-vivo.
Groups of C57BL/6J mice (n=5) were treated with the indicated formulation containing HPV CD8 T cell epitopes mixed with Versamune, GMCSF, or sucrose on day 0 and boosted on day 7. Antigen specific CD8 T cell responses in spleen were assessed 7 days after the second injection by ELISPOT assay.

Quality of induced T-Cells:

A qualitative factor now known to be highly important in the ability of T-cells to lyse, or kill, infected cells is the quality or potency of T-cells. T-cell quality is directly related to its polyfunctionality, or its ability to induce more than one cytokine. In order to better understand the strength of Versamune®-induced immune responses and their clinical relevance, head-to-head comparisons were made with promising adjuvant-based therapeutic vaccine formulations which had shown promise in preclinical and clinical studies.

We first compared a prototype Versamune®-MUC1 formulation (PDS0103) to two emulsion-based adjuvants in clinical development. Montanide is a proprietary emulsion adjuvant currently being used in peptide-based cancer vaccines. Another potent emulsion-based combination adjuvant formulation specifically designed to induce strong in-vivo CD8 T cell responses consists of the 4-adjuvant combination of incomplete Freund’s adjuvant, IL-12, GM-CSF, and HBV128-140 helper epitope (IFA-Cyt). Mice receiving PDS0103 showed strong responses to both V1A and V2A CD8+ stimulatory. In contrast IFA-Cyt generated an equivalent strong response only to V2A, and Montanide induced responses were significantly lower for both V1A and V2A peptides.

Next, the polyfunctionality (ability to produce multiple cytokines) of induced antigen specific CD8 T cells was assessed by measuring their ability to produce cytokines interferon-gamma (IFN-γ), tumor necrosis factor-alpha (TNF-α) or interleukin-2 (IL-2) by intracellular cytokine staining. In this assay, it was observed that Versamune®-based formulations stimulated the highest percentages of polyfunctional antigen specific CD8 T cells compared to the other two tested emulsion-based lipid formulations (Figure 13), suggesting that Versamune® may induce not only a higher number of CD8 T-cells in-vivo, but also potentially qualitatively superior T cells (higher potency) compared to other typical immunotherapy approaches.

Figure 12: Versamune® (R-DOTAP) formulations containing multiple MUC-1 tumor associated antigens (PDS0103) induce quantitatively superior CD8 T cells responses.

Groups of AAD mice (n=6) were injected with the indicated formulations containing MUC-1 CD8 T cell epitope antigens on day 0 and boosted on day 7. MUC-1 specific CD8 T cell responses in the spleen were assessed 7 days after the second injection by ELISPOT assay. (A) Number of V1A, V2A, C1A, and C2A specific IFN-γ producing cells in spleens from mice injected with Human MUC-1 peptides. (C) Number of V1A, and V2A specific IFN-γ producing cells in spleen from mice vaccinated with Versamune®, IFN-Cyt or Montanide formulations containing Human MUC-1 peptides.

Figure 13:

Versamune® (R-DOTAP) formulations containing multiple MUC-1 tumor associated antigens (PDS0103) induce qualitatively superior CD8 T cells responses.

Groups of AAD mice (n=6) were injected with the indicated formulations containing MUC-1 CD8 T cell epitope antigens on day 0 and boosted on day 7. Fraction of V1A or PMA/Ionomycin (positive control) stimulated cells in spleen producing multi-cytokine (IFN-γ, TNF-α, and IL-2) among the IFN-γ producing cells. PMA/Ionomycin is a commonly used in-vitro stimulant used to induce cytokine production by T-cells for research purposes.

Enantiomeric Specificity of the Cationic Lipids: Cationic lipids exist as 50:50 racemic mixtures of two asymmetric molecules, each called an enantiomer. Enantiomers are referred to as chiral, meaning they have identical physical and chemical structure and are mirror images of each other. Each of the enantiomers can be regarded as separate chemical entities if they can be demonstrated to possess different biological activity. PDS discovered that the R-enantiomer of the cationic lipid DOTAP is the immuno-active component of the mixture, with the S-enantiomer having weaker immune activating capability. R-DOTAP is the active ingredient now used in Versamune®. PDS’s products are the first pharmaceutical products to contain a pure cationic lipid enantiomer, and its use in cancer immunotherapy is protected by several issued patents.

Altering the Tumor Microenvironment to Overcome Immune Suppression

The demonstrated ability of Versamune® to induce effective regression of established tumors strongly suggested that cationic lipids, such as R-DOTAP, could facilitate an altering of the tumor micro-environment sufficient to break tumor immune tolerance and induce killing of tumor cells.

Example 4: Studies to understand the effect of the Versamune®-based immunotherapy on the tumor’s microenvironment:

To better understand Versamune®-induced changes within the tumor microenvironment, TC-1 tumor bearing B6 mice were subcutaneously injected on day 0 and day 7 with a Versamune®-based formulation containing a multi-epitope HPV peptide antigen (KF18) and assessed the effector (T-cell) and suppressor T cell (immune suppressive regulatory T-cells) recruitment to the tumor microenvironment on day 26. For comparison, a GMCSF adjuvant-based formulation that has been shown to induce strong CD8+ T cell immune responses in vivo in a clinical setting was also evaluated for comparative purposes. ELISPOT analysis (Figure 11) of CD8+ specific T cells (RF9) showed that tumor-bearing mice treated with the Versamune®-based formulation induced a superior sIFN-γ ELISPOT response to the RF9 CD8 T cell epitope detected in the spleens 7 days after the second injection.

Mice treated with GMCSF + KF18 stimulated a modest antigen specific T cell ELISPOT response, while, as expected, no response was observed with KF18 antigen alone, GMCSF, or Versamune® alone. To evaluate the tumor microenvironment during Versamune® induced tumor regression, groups of mice were treated with Versamune® + an HPV multi-peptide mixture containing KF18, with or without GMCSF.

To assess the cell types present within the tumor after various treatments, tumors were removed, enzymatically digested and cell populations analyzed by flow cytometry. CD4 helper T-cells, RF9-specific CD8 killer T-cells, FOXP3+ immune suppressive regulatory T-cells (Treg) were analyzed.

Versamune® + HPV peptide treated mice showed the highest percentage of CD8+ T cells within the tumor, and about 50% of these cells were RF9 specific. GMCSF and antigen, or antigen alone did not induce significant CD8 or CD8-RF9 specific T cell infiltration into the tumors. The CD8/CD4 ratio was highest in the Versamune® + HPV mix group and the Treg/RF9 specific T cell ratio within the tumors was dramatically lower in the Versamune® and HPV mix groups (Figure 14).

These data collectively suggest that Versamune®-based formulations induced a quantitatively superior antigen specific T cell response and the cells were actively recruited to the tumors in large numbers promoting anti-tumor responses and eventually alter the tumor’s microenvironment to promote regression and elimination of established tumors.

Figure 14:

Versamune® efficiently alters effector T-cell to immune suppressor T cell ratio within the tumor, therefore promoting tumor regression.

Groups of C57BL/6J mice (n=5) were injected with the indicated formulation containing a HPV peptide antigen mixed with Versamune®, Versamune® plus GM-CSF, GMCSF, or sucrose on day 0 and injected again on day 7. Mice (n=10) were implanted subcutaneously with 1 X 105 TC-1 tumor cells and were given a single dose of each formulation when the tumors reached an average diameter of 4-5 mm on day 11 and tumor growth was monitored. The mice (n=5) were euthanized 8 days post treatment when the mice showed initial signs of regression and the tumors were processed to assess tumor infiltrating cells. Ratio of CD4/CD8 cells and ratio of immune suppressive Treg cells/RF9 CD8+ positive cells in the enzymatically digested tumor cell suspension were evaluated. Data represent mean ± SEM from each group (n= 5) and experiments are repeated at least 3 times with similar results.

Discussion of the effects of the studied attributes of Versamune® on tumor regression

T-cell-inducing immuno-therapeutic approaches to date have primarily focused on optimizing antigen-specific CD8 T cell induction. These approaches include designs to enhance antigen delivery, uptake and presentation of antigen including approaches such as the use of DNA, viral or intracellular bacterial vectors, nanoparticles, targeting of the antigen to DC through conjugation or pulsing DC in vitro with antigen.

Most of these approaches also include immunostimulatory compounds, typically toll-like-receptor, or TLR, agonists designed to induce the desired cytokine production. Still others include recombinant cytokines like IL-2, IL-12 or GMCSF. PDS’s demonstration that the Versamune® platform functions as an activator of the type I interferon pathway explains the apparent unique ability of Versamune® formulations to induce potent T-cell responses without inclusion in the formulation of extraneous cytokines or TLR agonists.

One of the most effective cancer vaccines reported to date consists of:

1)	Anti-tumor antibody
2)	IL-2
3)	Lipid modified peptide
4)	CpG, and
5)	Anti-PD1 checkpoint inhibitor.

This complex multi-component immunotherapy induced strong CD8+ T-cell responses and tumor regression in the HPV-positive TC-1 mouse model. However, in the absence of anti-PD1 checkpoint blockade, this product did not induce complete regression of a TC-1 tumor using the same RF9 peptide antigen as in PDS’s studies.

In contrast, Versamune® nanoparticles, formulated with HPV peptide antigen KF18, effected complete regression of large TC-1 tumors in mice with a single subcutaneous injection (Figure 15). PDS’s studies support the projection that Versamune® nanoparticles, combined with protein or peptide antigens, may possess the critical properties for a powerful CD8+ T-cell immunotherapy. These include:

•	Effective antigen delivery to the antigen presenting cells of the immune system
•	Antigen uptake and cross presentation to CD4+ and CD8+ T-cells
•	Intrinsic and specific immunostimulatory properties through activation of type I interferons; and
•	Formation of an antigen depot without the severe injection site reactions observed with emulsions and other approaches.

Figure 15:

Versamune® (R-DOTAP) efficiently alters effector to suppressor T cell ratio promoting effective regression of HPV-positive TC-1 tumors.

Groups of C57BL/6J mice (n=10) were implanted subcutaneously with 1 X 105 TC-1 tumor cells and were given a single dose of a formulation containing HPV CD8 T cell epitopes mixed with Versamune®, Versamune® plus GM-CSF, GMCSF, or sucrose when the tumors reached an average diameter of 4-5 mm on day 11 and tumor growth was monitored. Tumor regression only occurred in the formulations containing Versamune®. Addition of GMCSF to Versamune® appeared to provide no additional benefit.

Anti-Tumor Efficacy in Advanced and Immuno-Suppressive B16F10 Model:

PDS utilized the aggressive subcutaneous B16F10 animal model in order to study Versamune® anti-tumor efficacy in a well-documented and extremely highly immuno-suppressive tumor microenvironment. This study was a follow-up to above described studies showing potent anti-tumor activity in HPV-positive TC-1 tumors with single doses.

The advanced B16F10 solid tumor model is rarely used in cancer immunotherapy development. More often, the prophylactic model is evaluated, where treatment occurs prior to inoculation with B16F10 tumor cells with the goal of preventing establishment of tumors. This is because once the tumors become well-established, various immune-suppressive mechanisms develop in tumors that are able to suppress T-cell activity. This suppression results in a lack of T-cell anti-tumor effect.

This study utilized an advanced tumor model, with 3 x 105 B16F10-luc cells subcutaneously inoculated into mice, to ensure that all mice had established and measurable tumors within 6 days of tumor cell inoculation.

Examples of reported B16F10 studies using selected other immunotherapeutic technologies:

•	Dendritic cell vaccine: Dendritic cells pulsed with Trp2 peptide were ineffective in both prophylactic and therapeutic 1316F10 tumor models.

•	Intracellular antigen delivery: HIV TAT protein transduction domain was conjugated to a 472 amino acid sequence from the Trp2 protein or to the Trp2 peptide, and evaluated in a prophylactic model. Both showed better tumor prevention (not therapeutic) compared to the dendritic cell vaccine. This was suggested to be the result of successful intra-cellular delivery of Trp2 by the TAT domain enabling access to the MHC class I pathway.
•	Live virus delivery: The recombinant adeno-associated virus (rAAV) carrying Trp2 cDNA delivered 22 days before tumor challenge was unable to induce any delay in tumor growth. The addition of other adjuvants, including CpG oligonucleotides and imiquimod failed to provide additional benefit.
•	Adoptive T-cell transfer: Utilizing Trp2 peptide specific T-cells, adoptive T-cell transfer showed no ability to inhibit tumor growth when studied in the advanced solid tumor model (inoculation of 2 x 10[5] B16F10 cells). However, in the commonly used in-vivo CTL assay to monitor T-cell activity, nearly 98% specific lysis (killing) of injected non-tumor Trp2-expressing targets occurred. This study confirmed the ability of T-cells to identify the antigen-expressing cells and also confirmed the role of the immune-suppressive tumor environment in limiting T-cell efficacy.

In PDS’s published study (Vasievich et al, Molecular Pharmaceutics, 2012, 9, 2, 261-268), a single dose of 300nmole Versamune® with 75nmole Trp2 peptide led to a significant increase in the presence of active CD8+ T-cells (IFN-γ secreting) and inhibition of tumor growth.

The ability of Versamune® to facilitate intracellular delivery of the Trp2 peptide, and to break the immune tolerance developed by the B16F10 tumor model after only one dose, strongly suggests that Versamune® may potentially provide a superior approach to currently available technologies.

Combination Immunotherapy

One common clinical goal of administration of immunotherapies to cancer patients is to spark a self-sustaining attack against cancer cells by the T cells, thereby producing long-term clinical benefit. Currently, there are approximately 2,000 immunotherapeutic agents in development. Some cancer patients respond better to the immunotherapies than others, due in part to the factors described above.

The limitations of current immunotherapy technologies as cancer monotherapies are now resulting in increasing testing of multiple cancer drugs in combination. As a result, combination immunotherapy is now generally believed to be the latest frontier in cancer research, and over a thousand such combination therapy clinical trials are currently ongoing. Due to the ability of the checkpoint inhibitors to alter the tumor’s immune suppressive environment by blocking the immune checkpoints, the vast majority of the combination trials involve checkpoint inhibitors. However, due to the known need for CD8+ T-cell induction, checkpoint inhibitors have only generally been proven to be optimally clinically successful in a minority of treated patients to date.

Thus far, nivolumab with ipilimumab, which targets PD-1 and CTLA-4 respectively, is the only checkpoint-inhibitor combination approved for clinical use. It was approved to treat metastatic melanoma by the FDA in 2015. In a published study report, this combination was shown to delay tumor progression in melanoma by a median of 11.5 months, almost twice as long as in those on nivolumab alone, and almost four times as long as in people treated with only ipilimumab (Larkin, J. . Then, in October 2017, in a published study report, researchers demonstrated that this combination extended survival times: people with melanoma lived longer on the combined treatments, with 58% still alive after three years compared with 52% of those treated with nivolumab alone.

However, these improved survival rates were paired with reports of increased toxicity. Almost 60% of people taking the combination experienced severe side effects such as colitis or diarrhea - three times as many as those treated with nivolumab, and twice as many as those treated with ipilimumab.

PDS believes that rational design of combination immunotherapies using agents that promote synergy with each other and reduced potential for compounded toxicity would substantially improve potential for combination therapies to deliver improved clinical benefit for cancer patients. PDS believes that the fact that Versamune® appears to activate the appropriate combination of immunological pathways that promote strong CD8+ T-cell induction, while also altering the tumor’s microenvironment to make the tumor more susceptible to T-cell attack, makes it an ideal complement to the checkpoint inhibitors to enhance their potency. In addition, the differences in mechanism of action between Versamune® and checkpoint inhibitors, as well as the initial demonstrated safety profile of Versamune®, suggests that these combinations may be much better tolerated by patients than many or most other combination therapies involving checkpoint inhibitors.

Example 5: Studies to understand the effect of Versamune®-based immunotherapy combined with a checkpoint inhibitor in a difficult-to treat preclinical tumor model:

To determine if checkpoint inhibitors enhanced the anti-tumor response of Versamune®, preclinical studies were performed employing the B16F10 melanoma model. B16F10 is a notoriously difficult tumor to successfully treat with antigen-specific immunotherapy, and monotherapy. One reason is that many of the antigens targeted are self-antigens to which there is some degree of immune tolerance. A previous study performed by PDS demonstrated that TRP2 antigen dose was important in the ability of R-DOTAP to break the tumor’s immune tolerance, and a 75µmol dose was demonstrated to inhibit tumor growth but did not induce regression.

The Versamune® plus Trp2 formulation was shown to induce a strong CD8 T cell response. Trp2 is a 9aa tyrosinase related peptide presented by the H-2Kb molecule (Trp2180-188: SVYDFFVWL). Subcutaneous injection with Versamune® and Trp2 resulted in strong CD8+ T-cell ELISPOT responses whereas Trp2 alone did not elicit any T-cell response (Figure 16A). To determine whether anti-PD1 treatment synergized with Versamune® and Trp2 treatment in slowing the growth of B16 melanoma, mice were implanted with B16F10 melanoma and injected with Versamune® and Trp2 when tumors reached a size of 3mm. In addition, some groups received 5 injections of anti-PD1 antibody.

Treatment with Versamune® and Trp2 resulted in some slowing of tumor growth compared to naïve or anti-PD1 only groups, which demonstrated no impact on tumor growth.

When Versamune® and Trp2 vaccination was combined with anti-PD1 treatment a synergistic effect was apparent resulting in a dramatic inhibition of tumor growth and an extension of survival (Figure 16 B-C). Tumor growth rate was observed to increase upon halting the anti-PD1 treatment.

These results strongly suggest an effective immunotherapeutic synergy between the Versamune® T-cell activating platform and the checkpoint inhibitors. Versamune® may therefore potentially be successfully combined with a checkpoint inhibitor in human combination immunotherapy strategies. One such trial with PDS0101 is anticipated to begin in late 2019.

Figure 16: Versamune® (R-DOTAP) synergizes with anti-mouse PD1 checkpoint inhibitor treatment to significantly alter B16 melanoma tumor growth in vivo. Groups of C57BL/6J mice (n=5) were treated with the Versamune® plus TRP2 nanoparticles or TRP2 mixed in sucrose buffer on day 0 and boosted on day 7. A) Antigen specific CD8+ T cell responses in spleen were assessed 7 days after the second vaccination by ELISPOT assay. B-C) Mice were implanted subcutaneously with 1 X 105 B16.F10 tumor cells and were subcutaneously injected with two doses of Versamune® plus TRP2 nanoparticles on day 5 and 12 after tumor implant. For anti-mouse PD1 therapy, each mouse received five doses of 200 µg of anti-mouse PD1 antibody delivered i.p. at 3-day intervals starting on day 5 after tumor implant. B) Mean tumor volume ± SEM (n=5) in vaccinated or naïve mice. C) Survival over the course of the study.

Research and Development Strategy

PDS focuses on developing a relatively low-risk path to successful clinical development and proof of concept (“POC”). To accomplish this, PDS formed collaborations with a number of experts in tumor biology, immunology and immuno-oncology. These partnerships have historically reduced PDS’ development and clinical trial expenses. Partnerships also have provided and continue to provide PDS with expert clinical collaborators, who have been intricately involved the design of PDS’ upcoming Phase 2 clinical trials.

Extensive preclinical studies were performed to understand how cationic lipids interact with the immune system to prime CD8+ T-cell responses. Upon obtaining a good understanding of the immunology of the lipids and their interaction with tumor antigens, PDS optimized and evaluated PDS0101 for safety in extensive toxicology studies. Once safety was confirmed in preclinical models, PDS0101 was subsequently studied in a Phase 1/2a human clinical trial in order to confirm safety and to confirm induction of strong HPV-specific CD8+ T-cell responses in humans.

Based on the successful Phase 1/2a human clinical trial, which corroborated the preceding preclinical data, PDS established clinical supply agreements and collaborations with leaders in the field of immuno-oncology, including the NIH/NCI and Merck & Company, Inc. (“Merck”).

Facilities & Manufacturing

PDS research and development activities are located at the Princeton Innovation Center BioLabs, 303A College Road East, Princeton, NJ 08540, which provides first-rate development facilities for biotech companies. All animal toxicology and efficacy testing are done via third party contracts and collaborations in order to provide maximum flexibility and to minimize operational costs and overhead. This approach allows for independent validation of PDS’s data, and PDS believes it has historically been a cost-efficient way to progress its development programs.

PDS does not intend to incur the costs of building, staffing and maintaining manufacturing facilities in the near term. The PDS management team has extensive formulation, manufacturing and operations expertise, including past senior executive management roles in contract drug development and manufacturing. The team plans to utilize its expertise and knowledge to identify suitable contract manufacturers who will be capable of efficiently manufacturing PDS’s products.

Competition

The biotechnology and pharmaceutical industries are characterized by intense competition to develop new technologies and proprietary products. While PDS believes that the Versamune platform provides it with competitive advantages, PDS faces competition from many different sources, including biotechnology and pharmaceutical companies, academic institutions, government agencies, as well as public and private research institutions. Any products that PDS may commercialize will have to compete with existing products and therapies as well as new products and immunotherapies that may become available in the future.

There are other organizations working to improve existing immunotherapies, vaccines or delivery methods, or to develop new vaccines, immunotherapies or delivery methods for its selected indications. Depending on how successful these efforts are, it is possible they may increase the barriers to adoption and success of the Versamune platform, if approved.

PDS anticipates that it will face intense and increasing competition as new immunotherapies enter the market and advanced technologies become available. PDS expects any products that it develops and commercializes to compete on the basis of, among other things, efficacy, safety, convenience of administration and delivery, price, availability of therapeutics, the level of generic competition and the availability of reimbursement from government and other third-party payors.

PDS’s commercial opportunity could be reduced or eliminated if its competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that it may develop. PDS’s competitors may obtain FDA or other regulatory approval for their products more rapidly than it may obtain approval for its products, which could result in PDS’s competitors establishing a strong market position before it is able to enter the market. In addition, the ability of PDS to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of generic products.

There is currently no approved HPV therapeutic product available for sale globally. PDS has performed an evaluation of HPV therapeutic products in development and considers the products utilizing effective antigen delivery systems to the dendritic cells to be its closest competitors. Some have shown significant promise in on-going clinical studies. PDS believes its top clinical-stage competitors include Advaxis, Transgene, ISA Pharmaceuticals, and Inovio. PDS also has considered companies developing closely related products as competitors, including Etubics, Vaccibody, Admedus, Cel-Sci, Neo-ImmuneTech, Kite Pharma, Immune Design, Dynavax, Bavarian Nordic, Seattle Genetics, and Selecta Biosciences.

Intellectual Property

PDS strives to protect and enhance the proprietary technology, inventions and improvements that are commercially important to its business, including seeking, maintaining, and defending patent rights. PDS also relies on trade secrets relating to its platform and on know-how, continuing technological innovation to develop, strengthen and maintain its proprietary position in the vaccine field. In addition, PDS relies on regulatory protection afforded through data exclusivity, market exclusivity and patent term extensions where available. PDS also utilizes trademark protection for its company name, and expects to do so for products and/or services as they are marketed.

PDS has developed numerous patents and patent applications and owns substantial know-how and trade secrets related to its Versamune® platform. As of July 1, 2019, PDS holds four (4) U.S. patents with granted claims directed to its platform technology and six (6) pending patent applications. These issued patents will expire in 2025, 2031,2031 and 2033. Should the more recently submitted patents currently in prosecution be issued, these will expire in 2033 through 2037 assuming no patent term extensions are granted. As of July 1, 2019, PDS holds twenty (20) issued foreign patents and thirty-three (33) pending foreign patent application, most of which are issued in multiple countries including Europe, Japan and Australia, and all of which cover compositions of matter and methods of use related to its platform technology. These issued patents will expire in 2031-2034, or later if patent term extension applies.

Licensed Patents

Licensed Patent Families 1 and 2 cover the Versamune®-based product candidates, as they are directed to the currently utilized Versamune® ingredient, (R)-DOTAP and its crystal forms, manufacturing methods, and pharmaceutical compositions using the compounds. PDS Biotechnology has an exclusive worldwide license from Merck & Cie to Licensed Patent Families 1 and 2, which are owned by Merck Patent GmbH, for use in the Company’s immunotherapy compositions and immunotherapies. Merck & Cie has informed the Company that it has rights to license these patent families through an intra-company agreement with Merck Patent GmbH.

Licensed Patent Families 1-2 (which cover (R)-DOTAP compositions and crystal forms and methods of use) are also of significance to the Company’s future commercial endeavors in using (R)-DOTAP to develop additional immunotherapies and immune modulators.

Licensed Patent Families 3 and 4 are licensed from the US government, and are directed to mucin-1 (“MUC-1”) antigens to be used by the Company in future cationic lipid immunotherapy or vaccine products. Such immunotherapies can be used for treating a range of cancers, including colon, breast, ovarian and lung cancers.

Material License Agreements and Research and Development Agreements

Patent License Agreement with National Institutes of Health.

Effective January 5, 2015, PDS entered into a Patent License Agreement (the “Patent License Agreement”) as Amended by First Amendment to Patent License Agreement (“First Amendment”) of August 5, 2015, with the National Institutes of Health (“NIH”) an agency within the Department of Health and Human Services (“HHS”), pursuant to which NIH granted PDS a nonexclusive license to certain patent rights for the development of a therapeutic cancer vaccine specifically in combination with PDS’s proprietary Versamune® technology for ovarian, breast, colon and lung cancers. The Patent License Agreement expires when the last licensed patent expires, if the Patent License Agreement is not terminated prior to that date. NIH may terminate the Patent License Agreement if PDS is in default in the performance of any material obligation under the Patent License Agreement. PDS may unilaterally terminate the Patent License Agreement in any country or territory upon sixty (60) days written notice.

Under the Patent License Agreement and First Amendment PDS agreed to pay NIH: (a) a noncreditable, nonrefundable royalty in the amount of $30,000 upon execution of the Patent License Agreement; (b) a noncreditable, nonrefundable royalty in the amount of $60,000 upon execution of the First Amendment to Patent License Agreement (c) a nonrefundable minimum annual royalty of $5,000; (d) earned royalties of two percent (2%) on net sales, reducible by a half percent (0.5%) for any earned royalties PDS must pay to third parties; (e) benchmark royalties as follows: (i) $25,000 upon successful completion of each Phase 2 Clinical Trials of a licensed product for breast, colon, lung or ovarian cancer within each licensed territory; (ii) $50,000 upon initiation of the first Phase 3 Clinical Trial of a licensed product for breast, colon, lung or ovarian cancer within each licensed territory; (iii) $750,000 upon the first commercial sale in the licensed territory utilizing and/or directed to licensed product(s) and/or licensed process(es) within the licensed patent rights for breast, colon, lung or ovarian cancer; and (f) additional sublicensing royalties for each sublicense required to be approved by NIH of four percent (4%) on the fair market value of any consideration received for granting such sublicense.

DOTAP Chloride Enantiomer License Agreement with Merck Eprova AG.

Effective November 1, 2008, PDS entered into a DOTAP Chloride Enantiomer License (the “DOTAP License Agreement”) with Merck Eprova AG (“EPRO”), pursuant to which PDS obtained a license from EPRO technology to undertake development of products relating to the R-enantiomer and S-enantiomer of Dotap Chloride for worldwide commercialization in a composition and method of inducing an immune response in a subject by administering at least one cationic lipid with or without an antigen. The DOTAP License Agreement expires on a licensed product-by-licensed product and country-by-country basis until the expiration of the obligation to pay royalties applicable to such licensed product in such country. PDS has the right to unilaterally terminate the DOTAP License Agreement (in its entirety or on a licensed product-by-licensed product or country-by-country basis) at any time for any reason upon prior written notice. Upon the reverse merger and according the agreement under the “Compensation due to Assignability” provisions PDS paid a one-time royalty of CHF 100,00 as a result of the reverse merger between PDS and Edge Therapeutics.

Cooperative Research and Development Agreement for Intramural-PHS Clinical Research with The U.S. Department of Health and Human Services.

Effective February 2, 2016, PDS entered into a Cooperative Research and Development Agreement (the “CRADA”) with the U.S. Department of Health and Human Services, as represented by the National Cancer Institute (“NCI”), pursuant to which the parties agreed to perform certain research and development activities as defined by the exhibited Research Plan. The principal goal of the CRADA is to determine whether PDS’s Versamune® immunotherapeutic technology will be effective for enhancing delivery of cancer vaccines or viral vaccines or other immunotherapies developed by the Vaccine Branch, Center for Cancer Research, NCI, in mouse models and in human clinical trials.

The term of the CRADA is five (5) years, starting February 2, 2016. Pursuant to Appendix A, PDS agreed to provide up to $1,000,000 but no less than $500,000 during the first year of the CRADA and up to $1,000,000 but no less than $750,000 per year for the remaining years of the CRADA for NCI to use in connection with acquiring technical, statistical, and administrative support for the clinical research activities, as well as to pay for supplies and travel expenses and, upon consent of the parties, to acquire support for a postdoctoral research fellow to conduct additional preclinical studies. The CRADA may be terminated by either party at any time by mutual written consent. Either party may unilaterally terminate the CRADA at any time by providing sixty (60) days written notice. If PDS terminates prior to the completion of all approved or active study protocol(s) pursuant to the CRADA, PDS must supply enough study test product to complete these study protocol(s) unless termination is for safety reasons. If the CRADA is mutually or unilaterally terminated by PDS before its expiration, PDS must pay non-cancellable obligations for personnel for a period of six (6) months after the termination date or until the expiration date of the CRADA, whichever is sooner. If PDS suspends development on the test article without the transfer of its active development efforts, assets, and obligations to a third party within ninety (90) days of discontinuation, NCI may continue development. In such event, PDS must transfer all information necessary to enable NCI to contract for the manufacture of the test article and grant NCI a nonexclusive, irrevocable, worldwide, paid-up license regarding same.

Cost Reimbursement Agreement with University of Kentucky Research Foundation - I.

Effective November 1, 2015, PDS entered into an annual Research Agreement (the “Cost Reimbursement Agreement”) with the University of Kentucky Research Foundation (“UKRF”), pursuant to which UKRF agreed to test PDS’s preclinical and clinical-stage formulations based on HPV, TARP, MUC-1, Melanoma antigens as specified more fully in the statement of work. The Cost Reimbursement Agreement has been renewed annually, and was renewed on July 1, 2019 for an anticipated cost of $333,496. The agreement terminates on June 30, 2020 unless extended by written mutual agreement of parties or is terminated by one of the parties. Either party may terminate the Cost Reimbursement Agreement for any reason with thirty (30) days written notice.

Cost Reimbursement and Sponsored Agreement with University of Kentucky Research Foundation - II.

Effective November 1, 2015, PDS entered into an annual Research Agreement (the “Cost Reimbursement Agreement”) with the University of Kentucky Research Foundation (“UKRF”), pursuant to which UKRF agreed to test PDS’s preclinical and clinical-stage formulations based on HPV, TARP, MUC-1, Melanoma antigens as specified more fully in the statement of work. The Cost Reimbursement Agreement has been renewed annually, and was renewed on July 1, 2019 for an anticipated cost of $12,963. The agreement terminates on June 30, 2020 unless extended by written mutual agreement of parties or is terminated by one of the parties. Either party may terminate the Cost Reimbursement Agreement for any reason with thirty (30) days written notice.

Clinical Trial Collaboration and Supply Agreement with MSD International GmbH.

Effective May 19, 2017, PDS entered into a Clinical Trial Collaboration and Supply Agreement (the “CTCSA”) with MSD International GmbH (“Merck”) pursuant to which PDS and Merck agreed to collaborate in a Phase 2 clinical trial to evaluate the safety, and preliminary efficacy of the concomitant and/or sequenced administration of the combination of a Merck compound (i.e., pembrolizumab, a humanized anti-human PD-1 monoclonal antibody) and a PDS compound (i.e., PDS0101, a cationic lipid-based therapeutic vaccine combining HPV peptides) in first line treatment of patients with recurrent or metastatic head and neck cancer and high-risk human papillomavirus-16 (HPV 16) infection. The term of the CTCSA commenced on May 19, 2017 and shall continue until the earlier of (i) delivery of the final study report and (ii) Study Completion (i.e., upon database lock of the Study results), or until terminated by either party. In the event the CTCSA is terminated by Merck upon a material breach by PDS, PDS must reimburse Merck for its direct manufacturing costs, such as manufacturing fees, raw materials, direct labor, freight and duty, factory overhead costs and its indirect manufacturing costs, such as allocations of indirect factory overhead and site support costs.

Other Research and Development Agreements

Cooperative Research and Development Agreement for Intramural-PHS Clinical Research with The U.S. Department of Health and Human Services.

Effective April 22, 2019, PDS entered into a Cooperative Research and Development Agreement (the “CRADA”) with the U.S. Department of Health and Human Services, as represented by the National Cancer Institute (“NCI”), pursuant to which the parties agreed to perform certain research and development activities as defined by the exhibited Research Plan. The principal goals of the CRADA are to develop PDS’s Versamune® based HPV vaccine (also known as PDS0101) that can be used for the therapy of specific human papilloma virus (HPV)- associated human cancers in combination with NCI selected immunotherapeutic agents and to evaluate PDS’s Versamune® platform with NCI’s HPV-containing peptides reflecting HPV agonist epitopes.

The term of the CRADA is five (5) years, starting April 22, 2019. Pursuant to Appendix A, PDS agreed to provide $110,000 annually, the first payment of which is to be made on the first anniversary the of the CRADA Effective date or upon the initiation of a Phase II clinical study as the NIH Clinical Center, whichever comes first for NCI to use in connection with acquiring technical, statistical, and administrative support for the clinical research activities, as well as to pay for supplies and travel expenses and infrastructure costs. The CRADA may be terminated by either party at any time by mutual written consent. Either party may unilaterally terminate the CRADA at any time by providing sixty (60) days written notice. If PDS terminates prior to the completion of all approved or active study protocol(s) pursuant to the CRADA, PDS must supply enough study test product to complete these study protocol(s) unless termination is for safety reasons. If the CRADA is mutually or unilaterally terminated by PDS before its expiration, PDS must pay non-cancellable obligations for personnel for a period of six (6) months after the termination date or until the expiration date of the CRADA, whichever is sooner. If PDS suspends development on the test article without the transfer of its active development efforts, assets, and obligations to a third party within ninety (90) days of discontinuation, NCI may continue development. In such event, PDS must transfer all information necessary to enable NCI to contract for the manufacture of the test article and grant NCI a nonexclusive, irrevocable, worldwide, paid-up license regarding same.

Government Regulation and Product Approval

Federal, state and local government authorities in the United States and in other countries extensively regulate, among other things, the research, development, testing, manufacturing, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of biological and pharmaceutical products such as those PDS is developing. PDS’s product candidates must be approved by the FDA before they may be legally marketed in the United States and by the appropriate foreign regulatory agency before they may be legally marketed in foreign countries. Generally, its activities in other countries will be subject to regulation that is similar in nature and scope as that imposed in the United States. The process for obtaining regulatory marketing approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. Product Development Process

In the United States, the FDA regulates pharmaceutical and biological products under the Federal Food, Drug and Cosmetic Act, Public Health Service Act, or PHSA, and implementing regulations. Products are also subject to other federal, state and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to administrative or judicial sanctions. FDA sanctions could include, among other actions, refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on PDS. The process required by the FDA before a drug or biological product may be marketed in the United States generally involves the following:

•	completion of nonclinical laboratory tests and animal studies according to good laboratory practice regulations, or GLP, and applicable requirements for the humane use of laboratory animals or other applicable regulations;
•	submission to the FDA of an investigational new drug application, or an IND, which must become effective before human clinical trials may begin;
•	performance of adequate and well-controlled human clinical trials according to the FDA’s regulations commonly referred to as good clinical practice, or GCP, and any additional requirements for the protection of human research subjects and their health information, to establish the safety and efficacy of the proposed biological product for its intended use;
•	submission to the FDA of a Biologics License Application, or BLA, for marketing approval that meets applicable requirements to ensure the continued safety, purity, and potency/efficacy of the product that is the subject of the BLA based on results of nonclinical testing and clinical trials (including among other things clinical data, chemistry, and manufacturing and controls (CMC) data);
•	satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the biological product is produced, to assess compliance with cGMP, to assure that the facilities, methods and controls are adequate to preserve the biological product’s identity, strength, quality and purity;
•	potential FDA inspection of the sponsor relative to oversight of studies and trials and the nonclinical study sites, clinical trial sites that generated the data in support of the BLA; and
•	FDA review and approval, or licensure, of the BLA.

Before testing any product candidate in humans, the product enters the preclinical testing stage. Preclinical tests, also referred to as nonclinical studies, include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies to assess the potential safety and activity of the product candidate. The conduct of the preclinical tests must comply with federal regulations and requirements including GLP. The clinical trial sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND. Some preclinical testing may continue even after the IND is submitted. The results of preclinical studies and early clinical trials of product candidates with small patient populations may not be predictive of the results of later-stage clinical trials or the results once the applicable clinical trials are completed. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA raises concerns or questions regarding the proposed clinical trials and places the trial on a clinical hold within that 30-day time period. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may also impose clinical holds on a biological product candidate at any time before or during clinical trials due to safety concerns or non-compliance. If the FDA imposes a clinical hold, trials may not recommence without FDA authorization and then only under terms authorized by the FDA. Accordingly, PDS cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such trials.

Clinical trials involve the administration of the biological product candidate to volunteers or patients under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria, and the parameters to be used to monitor subject safety, including stopping rules that assure a clinical trial will be stopped if certain adverse events should occur. Each protocol and any amendments to the protocol must be submitted to the FDA as part of the IND and also require IRB approval. Clinical trials must be conducted and monitored in accordance with the FDA’s regulations composing the GCP requirements, including the requirement that all research subjects provide informed consent. Further, each clinical trial must be reviewed and approved by an independent institutional review board, or IRB, at or servicing each institution at which the clinical trial will be conducted. An IRB is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the form and content of the informed consent that must be signed by each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

•	Phase 1. The biological product is initially introduced into healthy human subjects and tested for safety. In the case of some products for severe or life-threatening diseases, especially when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in seriously ill subjects. These studies are designed to test the safety, dosage tolerance, absorption, metabolism and pharmacologic actions of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence of effectiveness.
•	Phase 2. The biological product is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance, optimal dosage and dosing schedule. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.
•	Phase 3. Clinical trials, which must be adequate and well-controlled, are undertaken to further evaluate dosage, clinical efficacy, potency, and safety in an expanded patient population generally at geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk to benefit ratio of the product and provide an adequate basis for product labeling.

Although these are the typical phases of progression, and characteristics of the phases of a clinical development program, certain expedited programs allow for variations that could support a marketing application based on surrogate endpoints, intermediate clinical endpoints, or single-arm as opposed to comparative or placebo-controlled studies (for example, FDA could rely on well-controlled Phase 2 studies for evidence of effectiveness under certain circumstances).

Post-approval clinical trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These clinical trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication, particularly for long-term safety follow-up, or to gain other information about the product.

During all phases of clinical development, regulatory agencies require extensive monitoring and auditing of all clinical activities, clinical data, and clinical trial investigators. Annual progress reports detailing the results of the clinical trials must be submitted to the FDA. Written IND safety reports must be promptly submitted to the

FDA and the investigators of potential safety risks, from clinical trials or any other source, including for serious and unexpected adverse events and serious and unexpected suspected adverse reactions, any findings from other studies suggesting a significant risk in humans exposed to the drug, tests in laboratory animals or in vitro testing that suggest a significant risk for human subjects, or any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must submit an IND safety report within 15 calendar days after the sponsor determines that the information qualifies for reporting. The sponsor also must notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction as soon as possible but no later than within seven calendar days after the sponsor’s initial receipt of the information. Phase 1, Phase 2 and Phase 3 clinical trials may not be completed successfully within any specified period, if at all. The FDA or the sponsor or its data safety monitoring board may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the biological product has been associated with unexpected serious harm to subjects.

Concurrently with clinical trials, companies usually complete additional studies and must also develop additional information about the physical characteristics of the biological product as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. To help reduce the risk of the introduction of adventitious agents with use of biological products, the PHSA emphasizes the importance of manufacturing control for products whose attributes cannot be precisely defined. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other criteria, the sponsor must develop methods for testing the identity, strength, quality, potency and purity of the final biological product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the biological product candidate does not undergo unacceptable deterioration over its shelf life.

U.S. Review and Approval Processes

After the completion of clinical trials of a biological product, FDA approval of a BLA must be obtained before commercial marketing of the biological product. The BLA must include results of product development, laboratory and animal studies, human trials, information on the manufacture and composition of the product, proposed labeling and other relevant information. The FDA may grant deferrals for submission of data, or full or partial waivers. The testing and approval processes require substantial time and effort and there can be no assurance that the FDA will accept the BLA for filing and, even if filed, that any approval will be granted on a timely basis, if at all.

Under the Prescription Drug User Fee Act, or PDUFA, as amended, each BLA must be accompanied by a significant user fee. The FDA adjusts the PDUFA user fees on an annual basis. For approved drugs, including BLA-licensed biological products, PDUFA also imposes an annual PDUFA program fee. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. No user fees are assessed on BLAs for products designated as orphan drugs, unless the application for the product also includes a non-orphan indication.

Within 60 days following submission of the application, the FDA reviews a BLA submitted to determine if it is substantially complete before the agency accepts it for filing. The FDA may refuse to file any BLA that it deems incomplete or not properly reviewable at the time of submission, and may request additional information. In this event, the BLA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review of the BLA. The FDA reviews the BLA to determine, among other things, whether the proposed product is safe, potent, and/or effective for its intended use, and has an acceptable purity profile, and whether the product is being manufactured in accordance with cGMP to assure and preserve the product’s identity, safety, strength, quality, potency and purity. The FDA may refer an application to an advisory committee for review, evaluation and recommendation as to whether the application should be approved, and applications for new molecular entities and original BLAs are generally discussed at advisory committee meetings unless the FDA determines that this type of consultation is not needed under the circumstances. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. During the biological product approval process, the FDA also will determine whether a Risk Evaluation and Mitigation Strategy, or REMS, is necessary to assure the safe use of the biological product. If the FDA concludes a REMS is needed, the sponsor of the BLA must submit a proposed REMS. The FDA will not approve a BLA without a REMS, if required.

Before approving a BLA, the FDA will inspect the facilities at which the product is manufactured. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent, commercial production of the product within required specifications. Additionally, before approving a BLA, the FDA will typically conduct a pre-approval inspection of regulated participants in clinical trials (for example, the sponsor, investigators responsible for specific sites, and CROs) to assure that the clinical trials were conducted in compliance with IND trial requirements and GCP requirements. To assure cGMP and GCP compliance, an applicant must incur significant expenditure of time, money and effort in the areas of training, record keeping, production, and quality control.

Notwithstanding the submission of relevant data and information, the FDA may ultimately decide that the BLA does not satisfy its regulatory criteria for approval and deny approval. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than PDS interprets the same data. If the agency decides not to approve the BLA in its present form, the FDA will issue a complete response letter that describes all of the specific deficiencies in the BLA identified by the FDA. The deficiencies identified may be minor, for example, requiring labeling changes, or major, for example, requiring additional clinical trials. Additionally, the complete response letter may include recommended actions that the applicant might take to place the application in a condition for approval. If a complete response letter is issued, the applicant may either resubmit the BLA, addressing all of the deficiencies identified in the letter, or withdraw the application.

If a product receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product.

Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling. The FDA may impose restrictions and conditions on product distribution, prescribing, or dispensing in the form of a risk management plan, or otherwise limit the scope of any approval. In addition, the FDA may require post marketing clinical trials, sometimes referred to as Phase 4 clinical trials, designed to further assess a biological product’s safety and effectiveness, and testing and surveillance programs to monitor the safety of approved products that have been commercialized.

In addition, under the Pediatric Research Equity Act, a BLA or supplement to a BLA must contain data to assess the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant deferrals for submission of data or full or partial waivers.

Post-Approval Requirements

Any products for which PDS receives FDA approvals are subject to continuing regulation by the FDA, including, among other things, record-keeping requirements, reporting of adverse experiences with the product, providing the FDA with updated safety and efficacy information, product sampling and distribution requirements, and complying with FDA promotion and advertising requirements, which include, among others, standards for direct-to-consumer advertising, restrictions on promoting products for uses or in patient populations that are not described in the product’s approved uses, known as ‘off-label’ use, limitations on industry-sponsored scientific and educational activities, and requirements for promotional activities involving the internet. Although physicians may prescribe legally available products for off-label uses, if the physicians deem to be appropriate in their professional medical judgment, manufacturers may not market or promote such off-label uses. Recent court decisions have impacted the FDA’s enforcement activity regarding off-label promotion in light of First Amendment considerations; however, there are still significant risks in this area in part due to the potential False Claims Act exposure.

In addition, quality control and manufacturing procedures must continue to conform to applicable manufacturing requirements after approval to ensure the long-term stability of the product. cGMP regulations require among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. Manufacturers and other entities involved in the manufacture and distribution of approved products are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP and other laws. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance. Discovery of problems with a product after approval may result in restrictions on a product, manufacturer, or holder of an approved BLA, including, among other things, recall or withdrawal of the product from the market. In addition, changes to the manufacturing process are strictly regulated, and depending on the significance of the change, may require prior FDA approval before being implemented. Other types of changes to the approved product, such as adding new indications and claims, are also subject to further FDA review and approval.

The Drug Supply Chain Security Act, or DSCSA imposes obligations on manufacturers of prescription biopharmaceutical products for commercial distribution, regulating the distribution of the products at the federal level, and sets certain standards for federal or state registration and compliance of entities in the supply chain (manufacturers and repackagers, wholesale distributors, third-party logistics providers, and dispensers). The DSCSA preempts previously enacted state pedigree laws and the pedigree requirements of the Prescription Drug Marketing Act, or PDMA. Trading partners within the drug supply chain must now ensure certain product tracing requirements are met that they are doing business with other authorized trading partners; and they are required to exchange transaction information, transaction history, and transaction statements. Further, the DSCSA limits the distribution of prescription pharmaceutical products and imposes requirements to ensure overall accountability and security in the drug supply chain. As of November 27, 2018 product identifier information (an aspect of the product tracing scheme) is required. The distribution of product samples continues to be regulated under the PDMA.

The FDA also may require post-marketing testing, known as Phase 4 testing, and surveillance to monitor the effects of an approved product. Discovery of previously unknown problems with a product or the failure to comply with applicable FDA requirements can have negative consequences, including adverse publicity, judicial or administrative enforcement, warning letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties, among others. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of its product candidates under development.

Other U.S. Healthcare Laws and Compliance Requirements

In the United States, PDS’s activities are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including but not limited to, the Centers for Medicare and Medicaid Services, or CMS, other divisions of the U.S. Department of Health and Human Services, for instance the Office of Inspector General, the U.S. Department of Justice, or DOJ, and individual U.S. Attorney offices within the DOJ, and state and local governments. For example, sales, marketing and scientific/educational grant programs must comply with the anti-fraud and abuse provisions of the Social Security Act, the false claims laws, the physician payment transparency laws, the privacy and security provisions of the Health Insurance Portability and Accountability Act, or HIPAA, as amended by the Health Information Technology and Clinical Health Act, or HITECH, and similar state laws, each as amended.

The federal anti-kickback statute prohibits, among other things, any person or entity, from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or in return for purchasing, leasing, ordering or arranging for the purchase, lease or order of any item or service reimbursable under Medicare, Medicaid or other federal healthcare programs. The term remuneration has been interpreted broadly to include anything of value. The anti-kickback statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand and prescribers, purchasers, and formulary managers on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution. The exceptions and safe harbors are drawn narrowly and practices that involve remuneration that may be alleged to be intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exception or safe harbor. PDS’s practices may not in all cases meet all of the criteria for protection under a statutory exception or regulatory safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor, however, does not make the conduct per se illegal under the anti-kickback statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of its facts and circumstances. However, the lack of uniform court interpretation of the anti-kickback statute makes compliance with the law difficult. Violations of the federal anti-kickback statute can result in significant criminal fines, exclusion from participation in Medicare and Medicaid and follow-on civil litigation, among other things, for both entities and individuals.

Additionally, the intent standard under the anti-kickback statute was amended by the Affordable Care Act to a stricter standard such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the Affordable Care Act codified case law that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act, as discussed below.

The Criminal Healthcare Fraud statute, 18 U.S.C. § 1347 prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private third-party payers. Federal criminal law at 18 U.S.C. § 1001, among other sections, prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

The civil monetary penalties statute imposes penalties against any person or entity that, among other things, is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.

The federal False Claims Act prohibits, among other things, any person or entity from knowingly presenting, or causing to be presented, a false claim for payment to, or approval by, the federal government or knowingly making, using, or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government. The qui tam provisions of the False Claims Act and similar state laws allow a private individual to bring civil actions on behalf of the federal or state government and to share in any monetary recovery. As a result of a modification made by the Fraud Enforcement and Recovery Act of 2009, a claim includes “any request or demand” for money or property presented to the U.S. government. Recently, several pharmaceutical and other healthcare companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies’ marketing of the product for unapproved, and thus non-reimbursable, uses.

HIPAA created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud or to obtain, by means of false or fraudulent pretenses, representations or promises, any money or property owned by, or under the control or custody of, any healthcare benefit program, including private third-party payors and knowingly and willfully falsifying, concealing or covering up by trick, scheme or device, a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal anti-kickback statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Also, many states have similar fraud and abuse statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

PDS may be subject to data privacy and security regulations by both the federal government and the states in which it conducts its business. HIPAA, as amended by the HITECH Act, and its respective implementing regulations, including the final omnibus rule published on January 25, 2013, imposes requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to business associates independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also created four new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways, thus complicating compliance efforts.

Even for entities that are not deemed “covered entities” or “business associates” under HIPAA, according to the United States Federal Trade Commission, or the FTC, failing to take appropriate steps to keep consumers’ personal information secure constitutes unfair acts or practices in or affecting commerce in violation of Section 5(a) of the Federal Trade Commission Act, or the FTCA, 15 USC § 45(a). The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Medical data is considered sensitive data that merits stronger safeguards. The FTC’s guidance for appropriately securing consumers’ personal information is similar to what is required by the HIPAA Security Rule.

Additionally, the Federal Physician Payments Sunshine Act under the Affordable Care Act, and its implementing regulations, require that certain manufacturers of drugs, devices, biological and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with certain exceptions, report information related to certain payments or other transfers of value made or distributed to physicians and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, the physicians and teaching hospitals and to report annually certain ownership and investment interests held by physicians and their immediate family members. Failure to submit timely, accurately, and completely the required information may result in civil monetary penalties of up to an aggregate of $150,000 per year and up to an aggregate of $1 million per year for “knowing failures”. In 2022 the Sunshine Act will be extended to payments and transfers of value to physician assistants, nurse practitioners, and other mid-level practitioners (with reporting requirements going into effect in 2022 for payments made in 2021). Certain states also mandate implementation of compliance programs, impose restrictions on pharmaceutical manufacturer marketing practices and/or require the tracking and reporting of gifts, compensation and other remuneration to healthcare providers and entities.

In order to distribute products commercially, PDS must also comply with state laws that require the registration of manufacturers and wholesale distributors of drug and biological products in a state, including, in certain states, manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Several states have enacted legislation requiring pharmaceutical and biotechnology companies to establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities, and/or register their sales representatives, as well as to prohibit pharmacies and other healthcare entities from providing certain physician prescribing data to pharmaceutical and biotechnology companies for use in sales and marketing, and to prohibit certain other sales and marketing practices. All of PDS’s activities are potentially subject to federal and state consumer protection and unfair competition laws.

If PDS operations are found to be in violation of any of the federal and state healthcare laws described above or any other governmental regulations that apply to it, PDS may be subject to penalties, including without limitation, civil, criminal and/or administrative penalties; damages; fines; disgorgement; exclusion from participation in government programs, such as Medicare and Medicaid; injunctions; private “qui tam” actions brought by individual whistleblowers in the name of the government, or refusal to allow it to enter into government contracts; contractual damages; reputational harm; administrative burdens; diminished profits and future earnings; and the curtailment or restructuring of its operations; any of which could adversely affect PDS’s ability to operate its business and its results of operations.

Coverage, Pricing and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any product candidates for which PDS obtains regulatory approval. In the United States and markets in other countries, sales of any products for which PDS receives regulatory approval for commercial sale will depend, in part, on the extent to that third-party payors provide coverage, and establish adequate reimbursement levels for such products. In the United States, third-party payors include federal and state healthcare programs, private managed care providers, health insurers and other organizations. The process for determining whether a third-party payor will provide coverage for a product may be separate from the process for setting the price of a product or for establishing the reimbursement rate that such a payor will pay for the product. Third-party payors may limit coverage to specific products on an approved list, also known as a formulary, which might not include all of the FDA-approved products for a particular indication. Third-party payors are increasingly challenging the price, examining the medical necessity and reviewing the cost-effectiveness of medical products, therapies and services, in addition to questioning their safety and efficacy. PDS may need to conduct expensive pharmaco-economic studies in order to demonstrate the medical necessity and cost-effectiveness of its tablet product candidates, in addition to the costs required to obtain the FDA approvals. PDS’s product candidates may not be considered medically necessary or cost-effective. A payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. Adequate third-party reimbursement may not be available to enable PDS to maintain price levels sufficient to realize an appropriate return on its investment in product development.

Different pricing and reimbursement schemes exist in other countries. Some jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost-effectiveness of a particular product candidate to currently available therapies. Other countries allow companies to fix their own prices for medicines, but monitor and control company profits. The downward pressure on health care costs has become very intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert a commercial pressure on pricing within a country.

The marketability of any product candidates for which it receives regulatory approval for commercial sale may suffer if the government and third-party payors fail to provide adequate coverage and reimbursement. In addition, emphasis on managed care in the United States has increased and PDS expects the pressure on healthcare pricing will continue to increase. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which PDS receives regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

U.S. Healthcare Reform

PDS anticipates that current and future U.S. legislative healthcare reforms may result in additional downward pressure on the price that PDS receives for any approved product, if covered, and could seriously harm its business. Any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent PDS from being able to generate revenue, attain profitability or commercialize its product candidates. In addition, it is possible that there will be further legislation or regulation that could harm its business, financial condition and results of operations.

If PDS is able to obtain marketing approval for one or more of our products, we may also experience downward pricing pressure on the price of our products due to social or political pressure to lower the cost of drugs, which would reduce our revenue and future profitability. Price increases have resulted in increased public and governmental scrutiny of the cost of drugs. For example, U.S. federal prosecutors have issued subpoenas to pharmaceutical companies seeking information about pricing practices in connection with an investigation into pricing practices being conducted by the U.S. Department of Justice. Several state attorneys general also have commenced drug pricing investigations and filed lawsuits against pharmaceutical companies, and the U.S. Senate has publicly investigated a number of pharmaceutical companies relating to price increases and pricing practices. Our revenue and future profitability could be negatively affected if these or other inquiries were to result in legislative or regulatory proposals that limit our ability to increase the prices of any products for which we obtain marketing approval.

In addition, the Trump Administration and number of federal legislators continue to scrutinize drug prices and are seeking ways to lower prices. For example, the Trump Administration’s “Blueprint” on drug prices describes a number of mechanisms for lowering manufacturer list prices and reducing patient out-of-pocket costs. Although the Blueprint contains a number of policy objectives, PDS cannot know the form that any new requirements will take or the effect that they may have on our business. HHS is soliciting feedback on some of these measures and has begun attempting to implement others under its existing authority, although some proposals related to the administration’s Blueprint may require additional authorization to become effective, may ultimately be withdrawn, or may face challenges in the courts. The U.S. Congress and the Trump administration have indicated that they will continue to seek new legislative and administrative measures to control drug costs. A large number of individual states also have introduced legislation aimed at drug pricing regulation, transparency or both. For example, California, Oregon, Vermont, and Nevada have enacted such laws.

Our revenue and future profitability could be negatively affected by the passage of these laws or similar federal or state legislation. Pressure from social activist groups and future government regulations may also put downward pressure on the price of drugs, which could result in downward pressure on the prices of our products in the future.

Foreign Regulation

In order to market any product outside of the United States, PDS would need to comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding quality, safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of its products. Whether or not PDS obtains FDA approval for a product, it would need to obtain the necessary approvals by the comparable foreign regulatory authorities before it can commence clinical trials or marketing of the product in foreign countries and jurisdictions. Although many of the issues discussed above with respect to the United States apply similarly in the context of the European Union, the approval process varies between countries and jurisdictions and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries and jurisdictions might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country or jurisdiction does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country or jurisdiction may negatively impact the regulatory process in others.

Employees

PDS’s management team possesses considerable experience in drug development research, manufacturing, clinical development and regulatory matters. PDS’ semi-virtual operating strategy of collaborating with scientific and clinical experts in cancer immunology, tumor immunology and gynecological oncology provides additional considerable experience in immunotherapy development, clinical design and execution. PDS has no collective bargaining agreements with its employees and it has not experienced any work stop pages.

Management

Executive Officers

The following table provides information concerning our executive officers as of the date of this registration statement to which this prospectus forms a part:

Name	Age	Position
Frank Bedu-Addo, Ph.D.	54	Chief Executive Officer and President, Director
Andrew Saik	50	Chief Financial Officer, Director
Gregory Conn, Ph.D.	64	Chief Scientific Officer
Lauren Wood, M.D.	59	Chief Medical Officer

Biographies for each of our executive officers is provided below.

Frank Bedu-Addo, Ph.D. Dr. Bedu-Addo, one of the founders of PDS, has served as a director, president, and CEO of PDS since its inception in 2005. Dr. Bedu-Addo is a veteran biotech executive with experience successfully starting and growing biotechnology organizations. He has been responsible for the development and implementation of both operational and drug development strategies, supervising and managing both large organizations and emerging biotechnology companies. Dr. Bedu-Addo was a founding and senior executive at KBI BioPharma, Inc. As Vice President of Drug Development, he oversaw all business and drug development operations. Before his tenure at KBI, he successfully started and managed Cardinal Health’s East Coast biotechnology drug development operations. Prior to Cardinal Health, Dr. Bedu-Addo was an Associate Director at Akzo-Nobel, Senior Scientist at Elan (The Liposome Co.), and Principal Scientist at Schering-Plough. In these positions, he contributed to the development of numerous drugs, including antiviral and anticancer products. Dr. Bedu-Addo obtained his M.S. in Chemical Engineering and Ph.D. in Pharmaceutics from the University of Pittsburgh. The board of directors believes that Dr. Bedu-Addo’s perspective and experience as PDS’s President and CEO, as well as his depth of operating and senior management experience in the pharmaceuticals industry and educational background, provide him with the qualifications and abilities to serve as a director.

Andrew Saik, Mr. Saik has been PDS’s Chief Financial Officer and a director since March 15th, 2019. Mr. Saik was most recently Chief Financial Officer at Edge Therapeutics, Inc., since October 2017 where he led the IR function and created a business development function to help grow the company. Mr. Saik managed the external messaging of the company and helped prepare for commercialization of its primary asset. Prior to Edge Mr. Saik was CFO at Vertice Pharma, LLC, from August 2015 where he managed secured a $300 million commitment to fund acquisitions from a prominent private equity firm. Previously, he was Chief Financial Officer at Auxilium Pharmaceuticals, Inc., from August 2014 to April 2015, where he helped lead the execution of Auxilium’s growth strategy and executed a $75M cost reduction program, took out $50M accordion on Term Loan to ensure liquidity though restructuring and negotiated a definitive agreement to sell the company for $33.25 per share (up from $17.51) resulting in an 85% increase in share price in six months. From February 2013 to August 2014 Mr. Saik was Senior Vice President, Finance and Treasurer at Endo Health Solutions, Inc., where he was responsible for internal and external reporting, global consolidations of M&A transactions, cash management, debt financing and risk management. During his tenure at Endo, he helped complete the acquisition of Paladin Labs and restructured $3B of debt into a new corporate structure. Prior to Endo, Mr. Saik served in senior financial management roles with increasing responsibility at Valeant Pharmaceuticals International, including Senior Vice President, Finance and CFO of the Specialty Pharmaceutics Business. At Valeant he also had operational responsibility for the $3B specialty pharmaceutical business where he actively managed the commercial, manufacturing, and research and development operations. He holds a Master of Business Administration from the University of Southern California and a Bachelor of Arts from the University of California, Los Angeles. The Board of Directors believes that Mr. Saik’s perspective and experience as PDS’s Chief Financial Officer, as well as his depth of operating and senior management experience in the pharmaceuticals industry and educational background, provide him with the qualifications and abilities to serve as a director.

Gregory Conn, Ph.D. Dr. Conn has more than 35 years of drug-development expertise, including development of antiviral and anticancer drugs through to commercialization. He is a graduate of the Albert Einstein College of Medicine, where he obtained both his M.S. and Ph.D., discovering novel angiogenic molecules in the human brain. Dr. Conn started his pharmaceutical career at Merck, Sharpe, and Dohme, where he continued his work on novel angiogenic factors, discovering and characterizing the VEGF family of growth factors, work which led to the development and commercialization of the anti-cancer drug Avastin. He was later a leading scientist at Regeneron Pharmaceuticals, where he established and headed various groups in the Cell and Molecular Biology and Drug Discovery departments. Dr. Conn subsequently became a Director in the Process Development department at Covance Biotechnology Services Inc., a contract research and development and drug manufacturing organization, where he supervised the analytical development teams responsible for drug characterization, method development and drug stability studies, and program teams responsible for developing drug manufacturing processes. Dr. Conn has expertise across all phases of the drug development process, including FDA and regulatory requirements, is the co-inventor of eight drug patents, and was a founding member of the PDS team in 2005 as CSO.

Lauren Wood, Ph.D. Dr. Wood has served as Chief Medical Officer of PDS since March 2019. Dr. Wood previously served as the Head of the Vaccine Branch Clinical Trials Team for the National Cancer Institute Center for Cancer Research from 2005 until 2017, where she was charged with developing a clinical translational research program to develop vaccines and immune-based therapies that harness the immune response to control, eradicate or prevent cancer and HPV. Prior to that, Dr. Wood served as a member of the senior staff of the National Cancer Institute Pediatric HIV Working Group from 1996 to 2005. Dr. Wood completed a combined residence in internal medicine and pediatrics at Baylor College of Medicine Affiliated Hospitals in Houston, Texas and a fellowship with the National Institute of Allergy and Infectious Diseases in allergy and immunology. Dr. Wood obtained a B.A. in Biology from Oberlin College and an M.D. from Duke University School of Medicine.

Directors

The following table provides information concerning our directors as of the date of this registration statement to which this prospectus forms a part:

Name	Age	Position
Frank Bedu-Addo, Ph.D.	54	Chief Executive Officer and President, Director
Andrew Saik	50	Chief Financial Officer, Director
De Lyle W. Bloomquist	60	Director
Gregory Freitag J.D., CPA	60	Director
Steve Glover	60	Director
James J. Loughlin	76	Director
Sir Richard Sykes	77	Director

Biographies for each of our directors is provided below.

Frank Bedu-Addo, Ph.D. Please see Dr. Bedu-Addo’s biography on page 43 of this prospectus under the section “Business – Management – Executive Officers.”

Andrew Saik. Please see Mr. Saik’s biography on page 44 of this prospectus under the section “Business – Management – Executive Officers.”

De Lyle W. Bloomquist. Mr. Bloomquist has served on PDS’s board of Directors since December 2014. Mr. Bloomquist retired in March 2015 as the President, Global Chemicals Business for Tata Chemicals Ltd. as well as the President, CEO and Director of Tata Chemicals North America Inc. (the former General Chemical Industrial Products Inc.), which he was instrumental in selling to Tata Chemicals for over $1 billion in 2008. During his 28-year career, he held positions in finance, manufacturing, sales & marketing, logistics and general management. He has experience in taking companies public and private, raising financing in the public markets as well as with banks and private investors. Mr. Bloomquist serves on the Board of Directors for Rayonier Advanced Materials Inc. (NYSE: RYAM), Crystal Peak Minerals Inc. (TSXV: CPM), Gran Colombia Gold Corporation (TSX: GCM), PDS Biotechnology Corporation, Huber Engineered Materials, and Vivos Therapeutics Inc., and has served in the past on the Board of Directors of ANSAC, Oglebay Norton Corporation, a number of Tata Chemicals entities, and Costa Farms. He currently serves on the compensation and audit committees of RYAM; the technical, finance and audit committees of CPM; the audit committee of GCM; and the nomination and governance, and compensation committees of Vivos Therapeutics. He also serves on the Board of Business Advisors for the Tepper School of Business at Carnegie Mellon University. The board of directors believes that Mr. Bloomquist’s experience serving on public company board of directors, financial and managerial experience, and knowledge of PDS provide him with the qualifications and skills to serve as a director.

Gregory Freitag J.D., CPA. Mr. Freitag has served on PDS’s board of directors since December 2014. Mr. Freitag currently serves as the General Counsel and a member of the board of directors of AxoGen, Inc. (NASDAQ: AXGN) and previously served as its Chief Financial Officer and Senior Vice President of Business Development. AxoGen, Inc. is a leading regenerative medicine company dedicated to peripheral nerve repair. Mr. Freitag was Chief Executive Officer, Chief Financial Officer and a board member from June 2010 through September 2011 of LecTec Corporation, an intellectual property licensing and holding company that merged with AxoGen in September 2011. Mr. Freitag is a principal of FreiMc, LLC, a health care and life science consulting and advisory firm he founded that provides strategic guidance and business development services. Prior to founding FreiMc, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc. and worked for Guidant Corporation in their business development group. Prior to Guidant Corporation, Mr. Freitag was the Chief Executive Officer of HTS Biosystems, a biotechnology tools start-up company and was the Chief Operating Officer, Chief Financial Officer and General Counsel of Quantech, Ltd. Prior to Quantech, Mr. Freitag practiced corporate law in Minneapolis, Minnesota. Mr. Freitag is also a director of the Foundation Board of HealthEast Care System, a health care system in Minnesota. The board of directors believes that Mr. Freitag’s leadership, legal, corporate governance, and accounting experiences and knowledge, as well as his familiarity with the life sciences industry and PDS, provide him with the qualifications and skills to serve as a director.

Steve Glover. Mr. Steve Glover joined PDS Biotech’s Board of Directors in April 2019 and is the Chairman of the Board of Directors. Mr. Glover is the Co-Founder and Managing Principal for Asclepius Life Sciences Fund, LP, and the Co-Founder, President and CEO of ZyVersa Therapeutics (formerly Variant Pharmaceuticals), a clinical-stage specialty biopharmaceutical company focused on developing drugs to treat inflammatory and renal diseases. Mr. Glover has extensive experience executing biopharmaceutical company turnarounds and growing top line revenues, with a focus on pharmaceutical business strategy corporate development, product development, commercialization and business optimization. His vast experience spans Fortune 100, start up and entrepreneurial environments and his transaction experience covers over 25 transactions totaling over $10 billion. His strategic and operational experience, which covers most therapeutic classes of biopharmaceuticals, includes strategic planning, corporate development, operations management, product development, clinical and regulatory, product marketing and sales management. Prior to co-founding ZyVersa, Mr. Glover was Co-Founder and Chief Business Officer of Coherus BioSciences, a late-stage commercial biologics platform Company focused on delivering biosimilar therapeutics which went public in 2014. Previously, he was President of Insmed Therapeutic Proteins and EVP and Chief Business Officer of Insmed Incorporated, where he was responsible for the creation of the Company’s biosimilar business unit and divestiture of that business to Merck and led the strategic review process that resulted in the merger of Insmed and Transave. Prior to joining Insmed, Mr. Glover held senior-level positions in sales, marketing and operations at Andrx Corporation, Roche Laboratories, Amgen and IMS Health. He currently serves as a Director of ZyVersa Therapeutics, Incon and Asclepius, as well as a BOD member of the Coulter Foundation as the University of Miami U Innovation Life Sciences Office. He holds a bachelor’s degree in Marketing from Illinois State University. Our Board of Directors believes Mr. Glover’s broad industry experience as well as his experience as a founder and strategic leader provides him with the qualifications and skills to serve as a director.

James J. Loughlin. Mr. Loughlin joined PDS’s board of directors following the merger with Edge Therapeutics in March 2019. He served on Edge’s board of directors since November of 2011. Since 2007, he has served on the board of Celgene Corporation (NASDAQ: CELG), where he is chair of the audit committee and a member of the compensation committee. Mr. Loughlin retired in 2003 after 40 years at KPMG LLP, a leading professional accounting and business consulting firm. As a partner at KPMG, he served for five years as a member of the board as well as National Director of the Pharmaceuticals Practice and as Chairman of the pension and investment committee of the KPMG Board from 1995 through 2001. Mr. Loughlin is a certified public accountant and received his B.S. degree in Accounting from St. Peter’s University in 1964. The board of directors believes Mr. Loughlin’s valuable experiences as national director of the pharmaceuticals practice at KPMG LLP, an extensive background in accounting and financial reporting, and prior service on the board of directors of other publicly-held biopharmaceutical companies, provide him with the qualifications and skills to serve as a director.

Sir Richard Sykes. Sir Richard Sykes has served on PDS’s board of directors since December 2014. He is currently Chairman of Imperial College Healthcare King Edward V11 Hospital, Chairman of the Royal Institution of Great Britain, Chairman of the UK Stem Cell Foundation, Chairman of Omnicyte and NetScientific. He was appointed Chancellor of Brunel University in 2013. Prior to that, he was Senior Independent Director and non-executive Chairman of ENRC from 2007 to June 2011, Chairman of NHS London from December 2008 to July 2010, Rector of Imperial College London from 2000 to 2008. He was a non-executive director of Rio Tinto plc from 1997 to 2007, and senior independent director from 2004 to 2007. He has over 30 years’ experience within the biotechnology and pharmaceutical industries field, serving as Chief Executive and Chairman of GlaxoWellcome from 1995 to 2000 and then as Chairman of GlaxoSmithkline until 2002. Internationally he is Chairman of the International Advisory Board, A*Star Biomedical Research Council, Singapore and a Board member of EDBI. He was awarded Honorary Citizenship of Singapore in 2004 for his contribution to the development of the country’s biomedical sciences industry. Sir Richard holds a number of degrees and awards from Institutions both in the UK and overseas. He is a Fellow of the Royal Society and Academy of Medical Sciences, and an Honorary Fellow of the Royal Academy of Engineering, Royal Society of Chemistry, Royal Pharmaceutical Society, Royal College of Pathologists and the Royal College of Physicians. He is also President of the R and D Society, a position he has held since 2002. He is a Fellow of Imperial College London and the Imperial College School of Medicine, King’s College London and Honorary Fellow of the Universities of Wales and Central Lancashire. Sir Richard received a Knighthood in the 1994 New Year’s Honours list for services to the pharmaceutical industry. The board of directors believes that Sir Richard’s extensive leadership experience, experience in biopharmaceutical product development, deep understanding of pharmaceutical development, and broad experience within the biotechnology and pharmaceutical industries provide him with the qualifications and skills to serve as a director.

Scientific Advisory Board

PDS’s management team is supported by a group of leading advisors, recognized experts in the fields of cancer immunotherapy, immunology, and gynecological oncology. PDS’s key advisors include:

•	Darron R. Brown, M.D., Professor of Medicine, Indiana University School of Medicine. Professor of Microbiology and Immunology, Indiana University School of Medicine.
•	Mark Einstein, M.D., Professor and Chair of Obstetrics, Gynecology and Women’s Health, Rutgers New Jersey Medical School.
•	Neil Gross, M.D., Director of Clinical Research, Department of Head and Neck Surgery, MD Anderson Cancer Center.
•	Leaf Huang, Ph.D., Fred N. Eshelman Distinguished Professor and Chair, Division of Molecular Pharmaceutics, University of North Carolina, Chapel Hill.
•	Samir N. Khleif, M.D., Professor of Medicine, The Loop Immuno-Oncology Lab, Lombardi Comprehensive Cancer Center, Georgetown University Medical Center.
•	Lisa Rohan, Ph.D., Professor of Pharmaceutical Sciences, School of Pharmacy and the Department of Obstetrics, Gynecology, and Reproductive Sciences, University of Pittsburgh School of Medicine. Investigator and Biotechnology Advisory Board Member, Magee Women’s Research Institute.
•	Jerold G. Woodward, Ph.D., Professor, Department of Microbiology, Immunology and Molecular Genetics, University of Kentucky College of Medicine.

Several of PDS’s advisors are employed by academic institutions and may have commitments to, or agreements with, other entities that may limit their availability to PDS. PDS’s advisors may also serve as consultants to other biotechnology and pharmaceutical companies, including those that may be its competitors. PDS has agreements with each of its advisors pursuant to which they provide services to it. These agreements may generally be terminated by PDS or by the advisor upon 30 days’ notice. PDS owns the rights to any inventions or ideas made or conceived by each of its advisor during performance of the services. PDS generally compensates its advisors through payment of advisory fees and reimburses its advisors for travel and other expenses. In addition, PDS has granted some of its advisors options to purchase its common stock.

Legal Proceedings

From time to time, PDS may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities. Litigation, regardless of the outcome, could have an adverse impact on PDS because of defense and settlement costs, diversion of management resources and other factors. PDS is not currently a party to any legal proceedings, the adverse outcome of which, in PDS’s management’s opinion, individually or in the aggregate, would have a material adverse effect on PDS’s results of operations or financial position.

PRINCIPAL STOCKHOLDERS

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 24, 2019, or the Determination Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only classes of voting securities), (ii) each of our directors and executive officers, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PDS Biotechnology Corporation, 300 Connell Drive, Suite 4000, Berkeley Heights, New Jersey 07922.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%(1)
Greater than 5% Stockholders:
Asklepios Capital LLC(2)	605,023	11.7%
NetScientific plc(3)	546,670	10.6%
Indiana 21st Century Fund, L.P.	383,579	7.4%
PDS Named Executive Officers and Directors:
Frank Bedu-Addo(4)	1,143,599	22.1%
Sir Richard Sykes(5)	86,967	1.7%
De Lyle W. Bloomquist(2)(6)	813,116	15.7%
Gregory Freitag(7)	30,738	0.6%
James Loughlin(8)	7,276	0.1%
Stephen Glover(9)	19,508	0.4%
Andrew Saik(10)	24,949	0.5%
Lauren Wood, M.D	—	—%
Gregory Conn, Ph.D.(11)	192,630	3.7%
Former Edge Executive Officers and Directors:
W. Bradford Middlekauff(12)	8,664	0.2%
Brian A. Leuthner(13)	48,572	0.9%
R. Loch Macdonald, M.D., Ph.D.(14)	30,386	0.6%
Herbert J. Faleck(15)	42,808	0.8%
All current executive officers and directors as a group (9 persons)	2,318,783	44.8%
(1)	Percentage ownership is based on 5,177,487 shares of common stock outstanding as of the Determination Date, together with securities exercisable or convertible into shares of common stock within 60 days after the Determination Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(2)	Mr. Bloomquist is a partner of Asklepios Capital LLC. The business address of Asklepios Capital LLC is 10244 E. Windrunner Dr., Scottsdale, Arizona 85255.
(3)	Includes 542,833 shares of common stock and 3,837 shares subject to an outstanding warrant exercisable within 60 days of the Determination Date. Sir Richard Sykes is the Chairman of NetScientific plc, or NetScientific. Sir Richard Sykes disclaims beneficial ownership of the shares of the combined company’s common stock held by NetScientific. The business address of NetScientific is 6 Bevis Marks, 1st Floor, Bury Court, London EC3A 7BA.

(4)	Includes 620,507 shares of common stock and 523,092 shares subject to outstanding options exercisable within 60 days of the Determination Date.
(5)	Includes 60,493 shares of common stock and 26,474 shares subject to outstanding options exercisable within 60 days of the Determination Date.
(6)	Includes 785,941 shares of common stock and 11,218 shares subject to outstanding options exercisable within 60 days of the Determination Date and 15,957 shares subject to outstanding warrants exercisable within 60 days of the Determination Date.
(7)	Includes 1,871 shares of common stock and 28,867 shares subject to outstanding options exercisable within 60 days of the Determination Date.
(8)	Includes 1,781 shares of common stock and 5,495 shares subject to outstanding options exercisable within 60 days of the Determination Date.
(9)	Includes 19,508 shares held directly by Mr. Glover and 0 shares subject to outstanding options held by Mr. Glover that are exercisable within 60 days of the Determination Date.
(10)	Includes 4,149 shares of common stock and 20,800 shares subject to outstanding options exercisable within 60 days of the Determination Date.
(11)	Includes 115,545 shares of common stock and 77,085 shares subject to outstanding options exercisable within 60 days of the Determination Date.
(12)	Mr. Middlekauff is the former SVP, General Counsel of Edge and PDS. Mr. Middlekauff resigned as SVP, General Counsel of PDS effective as of April 12, 2019. Mr. Middlekauff’s beneficial ownership includes 3,688 shares of common stock owned on April 12, 2019, immediately prior to his resignation from PDS, and 4,976 shares subject to outstanding options exercisable within 60 days of the Determination Date.
(13)	Mr. Leuthner is the former President and Chief Executive Officer and a former director of Edge. Mr. Leuthner resigned as the President, Chief Executive Officer and as a director of Edge in connection with the Merger. Mr. Leuthner’s beneficial ownership includes 31,669 shares owned on March 15, 2019, immediately prior to his resignation from Edge, and 16,903 shares subject to outstanding options exercisable within 60 days of the Determination Date.
(14)	Dr. Macdonald is the former Chief Scientific Officer of Edge. Dr. Macdonald, ceased his employment with Edge on May 15, 2018. Dr. Macdonald’s beneficial ownership includes 29,386 shares owned on May 15, 2018, immediately prior to his separation from Edge, and 1,000 shares subject to outstanding options exercisable within 60 days of the Determination Date.
(15)	Mr. Faleck is the former Chief Medical Officer of Edge. Mr. Faleck ceased his employment with Edge on December 31, 2018. Mr. Faleck’s beneficial ownership includes 4,620 shares owned on December 31, 2018, immediately prior to his separation from Edge, and 38,188 shares subject to outstanding options exercisable within 60 days of the Determination Date.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2016 and all currently proposed transactions, to which either Edge or PDS has been a participant, in which:

•	the amounts exceeded or will exceed $120,000; and
•	any of the directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Edge

Indemnification Agreements

On April 24, 2017, Edge entered into an indemnification agreement with Alyssa Wyant, Edge’s Senior Vice President of Regulatory Affairs.

On September 18, 2017, Edge entered into an indemnification agreement with Rose Crane in connection with her service on the Edge Board.

On October 31, 2017, Edge entered into an indemnification agreement with Andrew Saik, Edge’s Chief Financial Officer.

Pursuant to these agreements, Edge agreed to indemnify Ms. Wyant, Ms. Crane and Mr. Saik against any and all expenses incurred by them resulting from their status as one of Edge’s executive officers or directors, as applicable, to the fullest extent permitted by Delaware law, Edge’s certificate of incorporation and Edge’s bylaws, except in limited circumstances. In addition, these indemnification agreements provide that, to the fullest extent permitted by Delaware law, Edge will pay for all expenses incurred by Ms. Wyant, Ms. Crane and Mr. Saik in connection with a legal proceeding arising out of their service to Edge. Similarly, prior to January 1, 2017, each of Edge’s directors and other officers entered into indemnification agreements on similar terms. PDS assumed these agreements following the Merger. Ms. Crane ended her term as a director at the time of the Merger and Ms. Wyant terminated her employment on December 14, 2018.

PDS entered into Indemnification Agreements consistent with the terms described above with current PDS Officers and Directors on June 28, 2019.

Employment Agreements

On February 21, 2017, Edge entered into an at-will employment agreement with Ms. Wyant. Under her agreement, Ms. Wyant received an annual base salary of $300,000, which may be increased, decreased or stay the same, depending on Ms. Wyant’s performance and the performance of Edge. Under her employment agreement, Ms. Wyant was eligible to earn an annual discretionary performance-based bonus, with a target bonus opportunity equal to 35% of the base salary, as determined by the Edge Board or the compensation committee of the Edge Board; provided that Ms. Wyant remained employed with Edge on the last day of the relevant performance period. During her employment, Ms. Wyant was eligible to be granted equity awards by Edge, as may be determined by the Edge Board or the compensation committee of the Edge Board. The employment agreement could be terminated by Edge with or without cause, on the one hand, or by Ms. Wyant with or without good reason or upon her death or termination by reason of a disability, on the other hand. Under her employment agreement, Ms. Wyant was also entitled to participate in the employee benefit plans, policies, practices and arrangements and was eligible for the same number of holidays and vacation days, in each case as are generally allowed to other similarly situated executives of Edge. Edge and Ms. Wyant are parties to a separation agreement pursuant to which (i) Ms. Wyant will receive a cash payment in the amount of $125,400 on the first payroll date after February 1, 2019 and (ii) all of Ms. Wyant’s stock options and Edge RSUs, in each case, (4,976 stock options granted on June 14, 2018 and 2,488 Edge RSUs granted on August 14, 2018) became fully vested upon the effectiveness of the release of claims in her separation agreement. All such stock options will remain exercisable for a period of three years following her termination date (which was December 14, 2018).

On October 31, 2017, Edge entered into an at-will employment agreement with Mr. Saik. Under his agreement, Mr. Saik will receive an annual base salary of $370,000, which may be increased, decreased or stay the same, depending on Mr. Saik’s performance and the performance of Edge. Under his employment agreement, Mr. Saik is eligible to earn an annual discretionary performance-based bonus, with a target bonus opportunity equal to 45% of the base salary, as determined by the Edge Board or the compensation committee of the Edge Board; provided that Mr. Saik remains employed with Edge on the last day of the relevant performance period.

During his employment, Mr. Saik will be eligible to be granted equity awards by Edge, as may be determined by the Edge Board or the compensation committee of the Edge Board. The employment agreement may be terminated by Edge with or without cause, on the one hand, or by Mr. Saik with or without good reason or upon his death or termination by reason of a disability, on the other hand. In the event that Mr. Saik’s employment is terminated (a) by Edge other than for cause, death or disability or (b) upon his resignation with good reason, Mr. Saik will be entitled to certain severance payments and benefits, including an amount equal to his base salary plus (i) certain accrued obligations through the date of termination and (ii) 12 months of COBRA premium reimbursement in exchange for his execution of a release of claims against Edge. Under the employment agreement, Mr. Saik is also entitled to participate in the employee benefit plans, policies, practices and arrangements and is eligible for the same number of holidays and vacation days, in each case as are generally allowed to other similarly situated executives of Edge. Following the Merger Mr. Saik continued as the Chief Financial Officer of PDS and the terms of his employment agreement remain the same as described above.

Retention Arrangements

On April 27, 2018, in connection with the subsequent announcement by Edge of the determination by the Edge Board to review strategic alternatives and to streamline its operations, the compensation committee of the Edge Board approved certain retention compensation, which consists of grants to the executive officers named below of Edge of certain stock options and Edge RSUs under the 2014 Equity Incentive Plan and cash compensation. Grants of the options, Edge RSUs and cash compensation to the executive officers were granted in the following amounts:

Recipient	Title	Shares with a Grant Date of June 15, 2018	Shares with a Grant Date of August 14, 2018	Cash Compensation
Brian A. Leuthner	President and Chief Executive Officer	16,903	8,451	$318,000
Andrew Saik	Chief Financial Officer	8,300	4,149	$166,500
W. Bradford Middlekauff	Senior Vice President, General Counsel and Secretary	4,976	2,488	$157,470
Herbert J. Faleck	Former Chief Medical Officer	5,983	2,991	$187,200

One-third of the total shares granted to each executive officer as indicated above were allocated as Edge RSUs. The options have an exercise price equal to the closing price of Edge common stock on the applicable grant date.

All options and Edge RSUs shall vest upon the earliest to occur, for any executive officers, of (i) the termination, other than for cause (as such term is defined in the 2014 Equity Incentive Plan), of such executive officer by Edge, (ii) the consummation of a strategic transaction arising out of the strategic review referred to above and (iii) the one-year anniversary of the grant date. The exercise period for the options shall be at any time until the three-year anniversary of the vesting date.

All of the cash compensation set forth above shall be paid, upon the earliest to occur, for any executive officer, of (i) the termination, other than for Cause (as such term is defined in the 2014 Equity Incentive Plan), of such executive by Edge, (ii) the consummation of a strategic transaction arising out of the strategic review referred to above and (iii) February 1, 2019. All of the cash compensation set forth above was paid on February 1, 2019.

Separation Agreements

Pursuant to a letter agreement dated February 3, 2019 , Edge, PDS and Mr. Brian A. Leuthner agreed: (1) to amend the agreed upon list of post-closing directors and officers included in the Agreement and Plan of Merger and Reorganization, dated as of November 23, 2018, as amended, by and among Edge, Echos Merger Sub, Inc. and PDS to no longer include Mr. Leuthner; (2) that Mr. Leuthner will resign for Good Reason in connection with a Change of Control (each as defined in the Second Amended and Restated Executive Employment

Agreement, dated June 10, 2015, between Edge and Mr. Leuthner) as President and Chief Executive Officer and a member of Edge’s board of directors, effective upon the closing of the transactions contemplated by the Merger Agreement, and (3) to accept Mr. Leuthner’s resignation. Mr. Leuthner’s resignation as President and Chief Executive Officer and a member of Edge’s board of directors is not the result of any disagreement with Edge on any matter relating to Edge’s operations, policies or practices.

PDS Related Party Transactions

Employment Agreements

Frank K. Bedu-Addo, Ph.D. Effective as of October 11, 2018, Private PDS entered into an employment agreement with Dr. Bedu-Addo, pursuant to which Dr. Bedu-Addo was employed as Private PDS’s President and Chief Executive Officer. This agreement remains in full force and effect following the Merger. The agreement provided that Dr. Bedu-Addo would receive an initial base salary of $275,000 per year. After the Merger, Dr. Bedu-Addo’s base salary was increased to $450,000. Dr. Bedu-Addo was eligible to receive an annual performance-based cash bonus in an amount up to 50% of his base salary and was eligible to receive awards under the Private PDS 2009 Plan. In addition, immediately prior to the Merger, (i) all options to purchase Private PDS common stock held by Dr. Bedu-Addo became fully vested, and (ii) Dr. Bedu-Addo received a one-time cash payment of $395,000 and a one-time grant of 550,235 options to purchase shares of Private PDS common stock.

If Dr. Bedu-Addo’s employment is terminated by PDS without cause, by Dr. Bedu-Addo for good reason, or by death, Dr. Bedu-Addo (or his estate) is entitled to receive (i) all earned but unpaid amounts of his base salary, (ii) all reasonable and documented expenses incurred but unpaid, (iii) his base salary for a period of 24 months following his termination, (iv) reimbursement for certain medical expenses, and (v) a lump sum payment in an amount equal to the greater of (a) the annual incentive bonus paid in the year prior to Dr. Bedu-Addo’s termination (prorated for the period of the year Dr. Bedu-Addo was employed) or (b) the annual incentive bonus earned by Dr. Bedu-Addo in the year he is terminated.

Gregory L. Conn, Ph.D. Effective as of June 1, 2019, PDS entered into an employment agreement with Dr. Conn, pursuant to which Dr. Conn is employed as PDS’s Chief Scientific Officer. The agreement provides that Dr. Conn will receive an initial base salary of $290,000 per year. Dr. Conn is eligible to receive an annual performance-based cash bonus in an amount up to 30% of his base salary and was granted an option to purchase 40,000 shares of our common stock, with 10,000 of such options vesting on June 6, 2020, and the remaining 30,000 options vesting in 36 equal monthly installments thereafter, subject to Dr. Conn’s continued service to PDS through each vesting date.

If Dr. Conn’s employment is terminated by PDS without cause, by Dr. Conn without good reason, or by death, Dr. Conn (or his estate) is entitled to receive (i) all earned but unpaid amounts of his base salary and (ii) his bonus earned for a calendar year ended on or before the date of such termination. In addition, the Company shall, (iii) a lump sum payment of all other amounts owed to Dr. Conn, and (iv) all reasonable and documented expenses.

Lauren Wood, M.D. Effective February 1, 2019 PDS entered into an offer letter with Dr. Wood pursuant to which Dr. Wood is employed as PDS’s Chief Medical Officer. The agreement provides that Dr. Wood will receive a base salary of $320,000 per year. Dr. Wood is eligible to receive an annual performance-based cash bonus in an amount up to 30% of her base salary and was granted an option to purchase 62,715 shares of our common stock, with 15,678 such options vesting one year after date of issuance and in 36 equal monthly installments thereafter, subject to Dr. Wood’s continued service to PDS through each vesting date.

Private PDS Related Party Transactions

In November 2015, PDS received $1,000,000 from the Mr. Bloomquist in exchange for a convertible promissory note. The promissory note plus related accrued interest totaling $1,056,301 was converted into equity in December 2016, resulting in the issuance of 45,190 shares of PDS common stock to Mr. Bloomquist at a price of $23.38 per share. In August 2016, PDS received $218,767 from Mr. Bloomquist in exchange for a convertible promissory note. The promissory note plus related accrued interest totaling $223,442 was converted into equity in December 2016, resulting in the issuance of 8,496 shares of PDS common stock to Mr. Bloomquist at a price of $26.30 per share. In December 2016, Mr. Bloomquist purchased 8,556 shares of PDS common stock in conjunction with a stock offering at a price of $29.22 per share, resulting in the receipt of $250,000 by PDS.

In May 2016, PDS received $500,000 from NetScientific plc in exchange for a convertible promissory note. The promissory note plus related accrued interest totaling $516,096 was converted into equity in December 2016, resulting in the issuance of 22,079 shares of PDS common stock to NetScientific at a price of $23.92 per share. Sir Richard Sykes is the Chairman of NetScientific, and Mr. Postlethwaite is the Chief Financial Officer and Secretary of NetScientific.

In November 2015, PDS received $500,000 from The Sherrie Labrum Trust, or the Labrum Trust, in exchange for a convertible promissory note. The promissory notes plus related accrued interest totaling $528,151 were converted into equity in December 2016, resulting in the issuance of 22,595 shares of PDS common stock at a price of $23.38 per share. In August 2016, PDS received $218,767 from The Sherrie Labrum Trust in exchange for a convertible promissory note. The promissory notes plus related accrued interest totaling $223,442 were converted into equity in December 2016, resulting in the issuance of 8,496 shares of PDS common stock at a price of $8.58 per share. As of December 31, 2018, the Labrum Trust owned approximately 5.5% of the outstanding shares of PDS common stock.

In January 2018, the PDS Board approved the reduction in the conversion or purchase price per share, as applicable, for each of the transactions described above (other than the exercise of warrants by NetScientific) to $15.33 per share. As a result, PDS issued an additional (i) 7,700; 40,671 and 7,647 shares of PDS common stock to Mr. Bloomquist, for the December 2016 private placement, the November 2015 convertible promissory note, and the August 2016 convertible promissory note, respectively, (ii) 19,871 shares of PDS common stock to NetScientific for the May 2016 convertible promissory note, and (iii) 20,300 and 7,647 shares of PDS common stock to the Labrum Trust for the November 2015 convertible promissory note and the August 2016 convertible promissory note, respectively.

THE ASPIRE CAPITAL TRANSACTION

General

On July 29, 2019, we entered into the Purchase Agreement which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $20.0 million of our shares of common stock over the term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital the Commitment Shares. Concurrently with entering into the Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act, the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

As of July 29, 2019, there were 5,177,487 shares of our common stock outstanding (3,044,366 shares held by non-affiliates) excluding the 100,654 shares offered that may be issuable to Aspire Capital pursuant to the Purchase Agreement. If all of such 3,572,876 shares of our common stock offered hereby were issued and outstanding as of the date hereof, such shares would represent 40.8% of the total common stock outstanding or 54% of the non-affiliate shares of common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

The aggregate number of shares that we may issue to Aspire Capital under the Purchase Agreement, including the Commitment Shares, may in no case exceed 1,034,979 shares of our common stock (which is equal to 19.99% of the common stock outstanding on the date of the Purchase Agreement) unless (i) shareholder approval is obtained to issue more, in which case this 1,034,979 share limitation will not apply, or (ii) shareholder approval has not been obtained and at any time the 1,034,979 share limitation is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the Commitment Shares) is equal to or greater than $5.76 so long as such issuance would not violate the rules or regulations of Nasdaq, referred to as the Minimum Price, a price equal to the consolidated closing bid price of our common stock on the date of the execution of the Purchase Agreement; provided that at no one point in time shall Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our common stock.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 3,572,876 shares of our common stock under the Securities Act, which includes the Commitment Shares that have already been issued to Aspire Capital and 3,472,222 shares of common stock which we may issue to Aspire Capital after this registration statement is declared effective under the Securities Act. All 3,572,876 shares of common stock are being offered pursuant to this prospectus. Under the Purchase Agreement, we have the right but not the obligation to issue more than the 3,572,876 shares of common stock included in this prospectus to Aspire Capital. As of the date hereof, we do not have any plans or intent to issue to Aspire Capital any shares of common stock in addition to the 3,572,876 shares of common stock offered hereby.

After the Securities and Exchange Commission has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our common stock is not less than $0.50 per share, we have the right, in our sole discretion, to present Aspire Capital with a Purchase Notice, directing Aspire Capital (as principal) to purchase up to 100,000 shares of our common stock per business day, up to $20.0 million of our common stock in the aggregate over the term of the Purchase Agreement, at a Purchase Price calculated by reference to the prevailing market price of our common stock over the preceding 10-business day period (as more specifically described below); however, no sale pursuant to a Purchase Notice may exceed $500,000 per trading day.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for 100,000 Purchase Shares, we also have the right, in our sole discretion, to present Aspire Capital with a VWAP Purchase Notice directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on the Nasdaq Capital Market on the next trading day, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold. The VWAP Purchase Price is calculated by reference to the prevailing market price of our common stock (as more specifically described below).

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than the

Floor Price. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Aspire Capital may not assign its rights or obligations under the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

Purchase Of Shares Under The Common Stock Purchase Agreement

Under the common stock Purchase Agreement, on any trading day selected by us on which the closing sale price of our common stock exceeds $0.50 per share, we may direct Aspire Capital to purchase up to 100,000 shares of our common stock per trading day. The Purchase Price of such shares is equal to the lesser of:

•	the lowest sale price of our common stock on the purchase date; or
•	the arithmetic average of the three lowest closing sale prices for our common stock during the ten consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for purchase of 100,000 shares, we also have the right to direct Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of our common stock traded on the Nasdaq Capital Market on the next trading day, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold, which is equal to the greater of (a) 80% of the closing price of the Company’s common stock on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by the Company in the VWAP Purchase Notice. The VWAP Purchase Price of such shares is the lower of:

•	the Closing Sale Price on the VWAP Purchase Date; or
•	97% of the volume-weighted average price for our common stock traded on the Nasdaq Capital Market:
○	on the VWAP Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum or
○	during that portion of the VWAP Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the Nasdaq Capital Market exceed the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of the Company’s common stock falls below the VWAP Minimum Price Threshold.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading day(s) used to compute the Purchase Price. We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Minimum Share Price

Under the Purchase Agreement, we and Aspire Capital may not effect any sales of shares of our common stock under the Purchase Agreement on any trading day that the closing sale price of our common stock is less than $0.50 per share.

Events of Default

No sales are permitted to be made under the Purchase Agreement upon the occurrence of any of the following, among other, events of default:

•	the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our shares of common stock, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than 30 consecutive business days;

•	the suspension from trading or failure of our common stock to be listed on our principal market for a period of three consecutive business days;
•	the delisting of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market;
•	our transfer agent’s failure to issue to Aspire Capital shares of our common stock which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;
•	any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of five business days;
•	if we become insolvent or are generally unable to pay our debts as they become due; or
•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

The Purchase Agreement will be automatically terminated in the event of any participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the 3,572,876 shares registered in this offering. It is anticipated that shares registered in this offering will be sold over a period of up to approximately thirty months from the date of this prospectus. The sale by Aspire Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and/or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the 3,472,222 shares of common stock not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to Aspire Capital

In connection with entering into the Purchase Agreement, we authorized the sale to Aspire Capital of up to $20.0 million of our shares of common stock. However, we estimate that we will sell no more than 3,472,222 shares to Aspire Capital under the Purchase Agreement (exclusive of the Commitment Shares), all of which are included in this offering. Subject to any required approval by our board of directors, we have the right but not the obligation to issue more than the 3,572,876 shares included in this prospectus to Aspire Capital under the Purchase Agreement. In the event we elect to issue more than 3,572,876 shares under the Purchase Agreement, we will be required to file a new registration statement and have it declared effective by the SEC. Additionally, the Purchase Agreement provides that the aggregate number of shares that we may issue to Aspire

Capital under the Purchase Agreement, including the Commitment Shares, may in no case exceed 1,034,979 shares of our common stock (which is equal to 19.99% of the common stock outstanding on the date of the Purchase Agreement) unless (i) shareholder approval is obtained to issue more, in which case this 1,034,979 share limitation will not apply, or (ii) shareholder approval has not been obtained and at any time the 1,034,979 share limitation is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the Commitment Shares) is equal to or greater than the Minimum Price, a price equal to the consolidated closing bid price of our common stock on the date of the execution of the Purchase Agreement to the extent that such issuance would not violate the rules or regulations of Nasdaq; and provided further that at no one point in time shall Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our common stock.The number of shares ultimately offered for sale by Aspire Capital in this offering is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement. The following table sets forth the number and percentage of outstanding shares to be held by Aspire Capital after giving effect to the sale of shares of common stock issued to Aspire Capital at varying purchase prices:

Assumed Average Purchase Price	Proceeds from the Sale of Shares to Aspire Capital Under the Purchase Agreement Registered in this Offering	Number of Shares to be Issued in this Offering at the Assumed Average Purchase Price(1)	Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to Aspire Capital(2)
$0.50	$1,736,111	3,472,222	39.7%
$1.00	$3,472,222	3,472,222	39.7%
$1.50	$5,208,333	3,472,222	39.7%
$2.50	$8,680,555	3,472,222	39.7%
$5.00	$17,361,110	3,472,222	39.7%
$10.00	$20,000,000	2,000,000	27.5%
(1)	Excludes 100,654 Commitment Shares issued under the Purchase Agreement between the Company and Aspire Capital.
(2)	The denominator is based on 5,278,141 shares outstanding as of July 29, 2019, which includes the 100,654 shares previously issued to Aspire Capital and the number of shares set forth in the adjacent column which we would have sold to Aspire Capital. The numerator is based on the number of shares which we may issue to Aspire Capital under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Aspire Capital. We will not receive any proceeds upon the sale of shares by Aspire Capital. However, we may receive an aggregate of $20.0 million in gross proceeds from the sale of shares under the Purchase Agreement to Aspire Capital. The proceeds will be used for working capital and general corporate purposes. This anticipated use of net proceeds from the sale of our common stock to Aspire Capital under the Purchase Agreement represents our intentions based upon our current plans and business conditions.

SELLING STOCKHOLDER

The selling stockholder may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to the “selling stockholder” in this prospectus, we mean the entity listed in the table below, and its respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder for whom we are registering shares for sale to the public, the number of shares of common stock beneficially owned by the selling stockholder prior to this offering, the total number of shares of common stock that the selling stockholder may offer pursuant to this prospectus and the number of shares of common stock that the selling stockholder will beneficially own after this offering. Except as noted below, the selling stockholder does not have, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates and the selling stockholder is not or was not affiliated with registered broker-dealers.

Based on the information provided to us by the selling stockholder, assuming that the selling stockholder sells all of the shares of our common stock beneficially owned by it that have been registered by us and does not acquire any additional shares during the offering, the selling stockholder will not own any shares other than those appearing in the column entitled “Beneficial Ownership After This Offering.” We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933 after the date on which it provided the information set forth in the table below.

				Beneficial Ownership After this Offering(1)
Name	Shares of Common Stock Owned Prior to this Offering		Shares of Common Stock Being Offered	Number of Shares	%(2)
Aspire Capital Fund, LLC(3)	100,654	(4)	3,572,876	—	—
*	Represents less than 1% of outstanding shares.
(1)	Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.
(2)	Based on 5,177,487 shares of common stock outstanding on July 29, 2019. (which excludes the commitment shares)
(3)	Aspire Capital Partners LLC, or Aspire Partners, is the Managing Member of Aspire Capital Fund LLC, or Aspire Fund. SGM Holdings Corp, or SGM, is the Managing Member of Aspire Partners. Mr. Steven G. Martin is the president and sole shareholder of SGM, as well as a principal of Aspire Partners. Mr. Erik J. Brown is the president and sole shareholder of Red Cedar Capital Corp, or Red Cedar, which is a principal of Aspire Partners. Mr. Christos Komissopoulos is president and sole shareholder of Chrisko Investors Inc., or Chrisko, which is a principal of Aspire Partners. Mr. William F. Blank, III is president and sole shareholder of WML Ventures Corp., or WML Ventures, which is a principal of Aspire Partners. Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank may be deemed to be a beneficial owner of common stock held by Aspire Fund. Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank disclaims beneficial ownership of the common stock held by Aspire Fund.
(4)	As of the date hereof, 100,654 shares of our common stock have been acquired by Aspire Capital under the Purchase Agreement, consisting of shares we issued to Aspire Capital as a commitment fee. We may elect in our sole discretion to sell to Aspire Capital up to an additional 3,472,222 shares under the Purchase Agreement but Aspire Capital does not presently beneficially own those shares as determined in accordance with the rules of the SEC.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by Aspire Capital, the selling stockholder. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions.

Aspire Capital is an “underwriter” within the meaning of the Securities Act.

Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

We have advised Aspire Capital that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of shares by Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Aspire Capital.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock to date. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends for at least the next five years, if ever. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by DLA Piper LLP (US), Philadelphia, Pennsylvania.

EXPERTS

The financial statements of PDS Biotechnology Corporation (formerly known as Edge Therapeutics, Inc.) as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of the private company PDS Biotechnology Corporation as of December 31, 2018, incorporated in the registration statement to which this prospectus forms a part by reference to our Current Report on Form 8-K/A filed with the SEC on April 30, 2019, have been audited by Haynie & Company, independent public accounting firm, as stated in its report with respect thereto also incorporated herein by reference to such Current Report. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of Haynie & Company as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We post on our public website (http://www.pdsbiotech.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus (and any amendments or supplements thereto) or information to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus (or any amendments or supplements thereto).

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this pros pectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this registration statement to which this prospectus forms a part, and information that we file later with the SEC will automatically update and supersede information contained in this registration statement to which this prospectus forms a part.

The following documents are incorporated by reference into this document (other than the portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 21, 2019;
•	our quarterly report on Form 10-Q for the three months ended March 31, 2019 filed with the SEC on May 14, 2019;
•	our quarterly report on Form 10-Q for the three and six months ended June 30, 2019 filed with the SEC on August 1, 2019;
•	the information contained in our definitive proxy statement on Schedule 14A for our 2019 Annual Meeting of Stockholders, filed with the SEC on August 16, 2019, to the extent incorporated by reference in Part III of the Form 10-K for the fiscal year ended December 31, 2018;
•	our current reports on Form 8-K filed with the SEC on January 30, 2019; February 4, 2019; March 8, 2019; March 15, 2019; March 18, 2019 (as amended on April 30, 2019 and May 24, 2019); March 27, 2019; April 8, 2019; April 12, 2019; June 20, 2019; July 30, 2019 and August 5, 2019; and
•	the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on September 25, 2015 (File No. 001-37568), and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement to which this prospectus forms a part and until the completion or termination of the offering contemplated hereby. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We make available, free of charge, through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

PDS Biotechnology Corporation
300 Connell Drive
Suite 4000
Berkeley Heights, New Jersey 07922
(800) 208-3343

3,572,876 Shares of Common Stock

PROSPECTUS

               , 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$2,762.75
Legal Fees and Expenses	$100,000.00
Accounting Fees and Expenses	$10,000.00
Miscellaneous	$7,237.25
Total	$120,000.00
Item 14.	Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under DGCL Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.

Our current certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by the DGCL. Any repeal or modification of that provision by the stockholders of the corporation will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our current bylaws provide for indemnification of our officers and directors to the fullest extent permitted by the DGCL.

We have entered into indemnification agreements with each of our directors and officers, pursuant to which we agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.

We have purchased and maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Item 15.	Recent Sales of Unregistered Securities

No unregistered securities have been issued since January 1, 2016.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1++
Agreement and Plan of Merger and Reorganization, dated November 23, 2018, by and among Edge Therapeutics, Inc., PDS Biotechnology Corporation and Echos Merger Sub, Inc. (included as Annex A-1 to the Company’s Registration Statement on Form S-4/A (File No. 333-228937) on February 15, 2019, and incorporated by reference herein).

2.2
Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated January 24, 2019, by and among Edge Therapeutics, Inc., PDS Biotechnology Corporation and Echos Merger Sub, Inc. (included as Annex A-2 to the Company’s Registration Statement on Form S-4/A (File No. 333-228937) on February 15, 2019, and incorporated by reference herein).

2.3
Form of Support Agreement, by and among, Edge Therapeutics, Inc., PDS Biotechnology Corporation and certain of PDS Biotechnology Corporation’s directors, officers and stockholders (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K (File No. 001-37568) on November 26, 2018, and incorporated by reference herein).

2.4
Form of Support Agreement, by and among, Edge Therapeutics Inc., PDS Biotechnology Corporation and certain of Edge Therapeutics, Inc.’s directors and officers (filed as Exhibit 2.3 to the Company’s Current Report on Form 8-K (File No. 001-37568) on November 26, 2018, and incorporated by reference herein).

3.1
Eighth Amended and Restated Certificate of Incorporation of PDS Biotechnology Corporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37568) on October 6, 2015, and incorporated by reference herein).

3.2
Second Amended and Restated Bylaws of PDS Biotechnology Corporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37568) on October 6, 2015, and incorporated by reference herein).

3.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37568) on March 18, 2019, and incorporated by reference herein).

3.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37568) on March 18, 2019, and incorporated by reference herein).

4.1	Form of Certificate of Common Stock (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-206416) on September 21, 2015, and incorporated by reference herein).

4.2
Warrant Agreement, dated as of August 28, 2014, by and between Edge Therapeutics, Inc. and Hercules Technology Growth Capital, Inc. (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-1 (File No. 333-206416) on August 14, 2015, and incorporated by reference herein).

4.3
Investors’ Rights Agreement, dated as of April 6, 2015, by and among the Company and the Investors named therein (filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-1 (File No. 333-206416) on August 14, 2015, and incorporated by reference herein).

Exhibit Number	Exhibit Description
4.4
Registration Rights Agreement, dated July 29, 2019, by and among the Company and Aspire Capital Fund, LLC (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-37568) on July 30, 2019, and incorporated by reference herein).

5.1	Opinion of DLA Piper LLP (US) (contained and incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232988), filed August 2, 2019).

10.1+
Employment Agreement, dated October 11, 2018, by and between PDS Biotechnology Corporation and Frank K. Bedu-Addo (filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-4 (File No. 333-228937) on December 21, 2018, and incorporated by reference herein).

10.2+
Consulting Services Agreement, dated December 15, 2014, by and between PDS Biotechnology Corporation and Gregory Freitag (filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-4 (File No. 333-228937) on December 21, 2018, and incorporated by reference herein).

10.3+
Consulting Services Agreement, dated December 15, 2014, by and between PDS Biotechnology Corporation and DeLyle Bloomquist (filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-4 (File No. 333-228937) on December 21, 2018, and incorporated by reference herein).

10.4+
Offer Letter, dated September 21, 2018, by and between PDS Biotechnology Corporation and Lauren Wood, MD. (filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-4 (File No. 333-228937) on December 21, 2018, and incorporated by reference herein).

10.5+
Consulting Services Agreement, dated March 26, 2015, by and between PDS Biotechnology Corporation and Gregory Conn (filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-4 (File No. 333-228937) on December 21, 2018, and incorporated by reference herein).

10.6
Clinical Trial Collaboration and Supply Agreement, dated May 19, 2017, by and between PDS Biotechnology Corporation and MSD International GmbH (filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-4/A (File No. 333-228937) on January 25, 2019, and incorporated by reference herein).

10.7
Patent License Agreement, dated January 5, 2015, by and between PDS Biotechnology Corporation and National Institutes of Health, as amended by First Amendment, dated August 5, 2015 (filed as Exhibit 10.25 to the Company’s Registration Statement on Form S-4/A (File No. 333-228937) on January 25, 2019, and incorporated by reference herein).

10.8
Cost Reimbursement Agreement, dated November 1, 2015, by and between PDS Biotechnology Corporation and University of Kentucky Research Foundation (filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-4/A (File No. 333-228937) on January 25, 2019, and incorporated by reference herein).

10.9
Cost Reimbursement Agreement, dated November 1, 2015, by and between PDS Biotechnology Corporation and University of Kentucky Research Foundation (filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-4/A (File No. 333-228937) on January 25, 2019, and incorporated by reference herein).

Exhibit Number	Exhibit Description
10.10
Public Health Service Cooperative Research & Development Agreement for Intramural-PHS Clinical Research, dated effective as of February 2, 2015, by and between the National Cancer Institute and PDS Biotechnology Corporation (filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-4/A (File No. 333-228937) on January 25, 2019, and incorporated by reference herein).

10.11
DOTAP Chloride Enantiomer License Agreement effective November 1, 2008, between Merck Eprova AG and PDS Biotechnology Corporation (filed as Exhibit 10.29 to the Company’s Registration Statement on Form S-4/A (File No. 333-228937) on January 25, 2019, and incorporated by reference herein).

10.12+
Employment Agreement, effective June 1, 2019, by and between PDS Biotechnology Corporation and Gregory Conn (filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37568) on August 1, 2019, and incorporated by reference herein).

10.13**
Licensing Agreement by and between Evonik Corporation (as successor in interest to SurModics Pharmaceuticals, Inc.) and Edge Therapeutics, Inc., dated as of October 20, 2010 (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-206416) on August 14, 2015, and incorporated by reference herein).

10.14**
Amendment No. 1 to the License Agreement, effective as of September 21, 2015, by and between Edge Therapeutics, Inc. and Evonik Corporation (filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A (File No. 333-206416) on September 21, 2015, and incorporated by reference herein).

10.15**
Amended and Restated Master Formulation Development Agreement, by and between Edge Therapeutics, Inc. and Oakwood Laboratories LLC, dated as of June 30, 2017 (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37568) on August 1, 2017, and incorporated by reference herein).

10.16**
Manufacturing and Supply Agreement, by and between Edge Therapeutics, Inc. and Oakwood Laboratories LLC., dated as of June 20, 2017 (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37568) on August 1, 2017, and incorporated by reference herein).

10.17+
PDS Biotechnology 2010 Equity Incentive Plan, and forms of agreement thereunder (filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-206416) on September 21, 2015, and incorporated by reference herein).

10.18+
Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-231943) on June 4, 2019, and incorporated by reference herein).

10.19+
Form of PDS Biotechnology Corporation Executive Stock Option Agreement (filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-231943) on June 4, 2019, and incorporated by reference herein).

10.20+
Form of PDS Biotechnology Corporation Employee Stock Option Agreement (filed as Exhibit 99.3 to the Company’s Registration Statement on Form S-8 (File No. 333-231943) on June 4, 2019, and incorporated by reference herein).

Exhibit Number	Exhibit Description
10.21+
PDS Biotechnology Corporation 2009 Stock Option Plan, as amended (filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-231945) on June 4, 2019, and incorporated by reference herein).

10.22+
PDS Biotechnology Corporation 2018 Stock Incentive Plan (filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-231945) on June 4, 2019, and incorporated by reference herein).

10.23+
Form of PDS Biotechnology Corporation Option Agreement for 2009 Stock Option Plan, as amended (filed as Exhibit 99.3 to the Company’s Registration Statement on Form S-8 (File No. 333-231945) on June 4, 2019, and incorporated by reference herein).

10.24+
Form of PDS Biotechnology Corporation Option Agreement for 2018 Stock Incentive Plan (filed as Exhibit 99.4 to the Company’s Registration Statement on Form S-8 (File No. 333-231945) on June 4, 2019, and incorporated by reference herein).

10.25+	PDS Biotechnology Corporation 2019 Inducement Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37568) on June 20, 2019, and incorporated by reference herein).

10.26+
Form of Stock Option Grant Notice and Stock Option Agreement under the 2019 Inducement Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-37568) on June 20, 2019, and incorporated by reference herein).

10.27+
Second Amended and Restated Executive Employment Agreement by and between Brian A. Leuthner and Edge Therapeutics, Inc., dated as of June 10, 2015 (filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-206416) on August 14, 2015, and incorporated by reference herein).

10.28+
Amended and Restated Executive Employment Agreement by and between Herbert J. Faleck and Edge Therapeutics, Inc., dated as of August 11, 2015 (filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-206416) on August 14, 2015, and incorporated by reference herein).

10.29+
Executive Employment Agreement by and between W. Bradford Middlekauff and Edge Therapeutics, Inc., dated as of October 30, 2015 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37568) on November 5, 2015, and incorporated by reference herein).

10.30+
Employment Agreement by and between Alyssa Wyant and Edge Therapeutics, Inc., dated as of February 21, 2017 (filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K (File No. 001-37568) on March 2, 2017, and incorporated by reference herein).

10.31+
Executive Employment Agreement by and between Andrew Saik and Edge Therapeutics, Inc., dated as of October 31, 2017 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37568) on November 1, 2017, and incorporated by reference herein).

10.32+
Form of Indemnification Agreement for officers and directors (filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-206416) on August 14, 2015, and incorporated by reference herein).

Exhibit Number	Exhibit Description
10.33
Lease dated February 8, 2016, between The Connell Company and Edge Therapeutics, Inc. (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37568) on May 3, 2016, and incorporated by reference herein).

10.34+
Offer Letter, dated February 1, 2019, by and between PDS Biotechnology Corporation and Lauren Wood, MD. (filed as Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37568) on August 1, 2019, and incorporated by reference herein).

10.35
Common Stock Purchase Agreement, dated July 29, 2019, by and among the Company and Aspire Capital Fund, LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37568) on July 30, 2019, and incorporated by reference herein).

23.1
Consent of KPMG, independent auditor for PDS Biotechnology Corporation (contained and incorporated by reference to Exhibit 23.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232988), filed August 2, 2019).

23.2
Consent of Haynie and Company, independent auditor for private PDS Biotechnology Corporation (contained and incorporated by reference to Exhibit 23.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232988), filed August 2, 2019).

23.3
Consent of DLA Piper LLP (US) (included in Exhibit 5.1 hereto) (contained and incorporated by reference to Exhibit 23.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232988), filed August 2, 2019).

24.1	Power of Attorney (included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-232988), filed August 2, 2019).
+	Indicates management contract or compensatory plan.
++	The schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.
*	Filed herewith.
**	Confidential Treatment has been granted with respect to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in in the City of Berkeley Heights, State of New Jersey, on August 20, 2019.

PDS Biotechnology Corporation

By:	/s/ Frank Bedu-Addo
Name:	Frank Bedu-Addo
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Frank Bedu-Addo	President, Chief Executive Officer and Director (Principal Executive Officer)	August 20, 2019
Frank Bedu-Addo

/s/ Andrew Saik	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 20, 2019
Andrew Saik

/s/ Sir Richard Sykes	Director	August 20, 2019
Sir Richard Sykes

/s/ De Lyle W. Bloomquist	Director	August 20, 2019
De Lyle W. Bloomquist

/s/ Gregory Freitag	Director	August 20, 2019
Gregory Freitag

/s/ James Loughlin	Director	August 20, 2019
James Loughlin

/s/ Stephen Glover	Director	August 20, 2019
Stephen Glover